As filed with the Securities and Exchange Commission on November 5, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Range Resources Corporation

(AND CERTAIN SUBSIDIARIES OF RANGE RESOURCES CORPORATION IDENTIFIED IN FOOTNOTE (*) BELOW)

(Exact Name of Registrant as Specified in its Charter)

Delaware	1311	34-1312571
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

100 Throckmorton Street, Suite 1200

Fort Worth, TX 76102

(817) 870-2601

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

David P. Poole

Range Resources Corporation

100 Throckmorton Street, Suite 1200

Fort Worth, Texas 76012

(817) 870-2601

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Thomas G. Zentner

Vinson & Elkins L.L.P.

1001 Fannin, Suite 2500

Houston, Texas 77002

(713) 758-2222

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and emerging growth company in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issue Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Amount of Registration Fee(1)
9.250% Senior Notes due 2026	$850,000,000	$92,735
Guarantees of 9.250% Senior Notes Due 2026(2)	—	—(3)

(1)	Calculated pursuant to Rule 457(f)(2) under the Securities Act of 1933.
(2)	Each subsidiary of Range Resources Corporation that is listed on the Table of Additional Registrant Guarantors has guaranteed the notes being registered.
(3)	Pursuant to Rule 457(n) under the Securities Act of 1933, no registration fee for the registration of the guarantees is required.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

* The following are co-registrants that guarantee the debt securities:

Exact Name of Registrant Guarantor(1)	State or Other Jurisdiction of Incorporation or Formation	IRS Employer Identification Number
Range Louisiana Operating, LLC	Delaware	46-1358649
Range Production Company, LLC	Delaware	80-0571783
Range Resources—Appalachia, LLC	Delaware	34-1902948
Range Resources—Louisiana, Inc.	Delaware	46-4710769
Range Resources—Midcontinent, LLC	Delaware	73-1504725
Range Resources—Pine Mountain, Inc.	Delaware	56-2381865

(1)

The address for each Registrant Guarantor is 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102 and the telephone number for each Registrant Guarantor is (817) 870-2601. The Primary Industrial Classification Code for each Registrant Guarantor is 1311.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated November 5, 2020

PROSPECTUS

Range Resources Corporation

Offer to Exchange

Any or All

9.250% Senior Notes due 2026

That Have Not Been Registered Under

The Securities Act of 1933

For

9.250% Senior Notes due 2026

That Have Been Registered Under

The Securities Act of 1933

We are offering to exchange our 9.250% Senior Notes due 2026 issued on January 24, 2020 and September 1, 2020 (the “Old Notes”), for our 9.250% Senior Notes due 2026 (the “New Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Old Notes together with the New Notes are referred to as the “Notes.” There are currently $850,000,000 of the Old Notes outstanding. If all of the Old Notes are exchanged in this offer, there would be $850,000,000 of the New Notes issued. We refer to the offer to exchange the Old Notes for the New Notes as the “Exchange Offer” in this prospectus.

Terms of the New 9.250% Senior Notes due 2026 Offered in the Exchange Offer:

•

The terms of the New Notes are identical to the terms of the Old Notes that were issued on January 24, 2020 and September 1, 2020, except that the New Notes will be registered under the Securities Act and will not contain restrictions on transfer, registration rights or provisions for additional interest.

Terms of the Exchange Offer:

•	We are offering to exchange the Old Notes for the New Notes with materially identical terms that have been registered under the Securities Act and are freely tradable.

•	We will exchange all Old Notes that you validly tender and do not validly withdraw before the Exchange Offer expires for an equal principal amount of New Notes.

•	The Exchange Offer expires at 5:00 p.m., New York City time, on , 2020, unless extended.

•	Tenders of the Old Notes may be withdrawn at any time prior to the expiration of the Exchange Offer, in accordance with the procedures set forth herein.

•	Broker-dealers who receive the New Notes pursuant to the Exchange Offer acknowledge that they will deliver a prospectus in connection with any resale of such New Notes.

•

Broker-dealers who acquired the Old Notes as a result of market-making or other trading activities may use the prospectus for the Exchange Offer, as supplemented or amended, in connection with resales of the New Notes.

You should carefully consider the risk factors beginning on page 7 of this prospectus before participating in the Exchange Offer.

We are not asking you for a proxy and you are requested not to send us a proxy.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2020.

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. In making your investment decision, you should rely only on the information contained in this prospectus and in the accompanying letter of transmittal. We have not authorized anyone to provide you with any other information. We are not making an offer to sell these securities or soliciting an offer to buy these securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone whom it is unlawful to make an offer or solicitation. You should not assume that the information contained in this prospectus is accurate as of any date other than its respective date.

This prospectus refers to important business and financial information about Range Resources Corporation that is not included or delivered with this prospectus. Such information is available without charge to holders of Old Notes upon written or oral request made to the office of Range Resources Corporation, 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102, Attention: Investor Relations, Telephone: (817) 870-2601. To obtain timely delivery of any requested information, holders of Old Notes must make any request no later than                 , 2020 which is five business days prior to the expiration of the Exchange Offer.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information in this prospectus includes “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These are statements, other than statements of historical fact, that give current expectations or forecasts of future events, including without limitation: drilling plans, planned wells, rig count; possible effects of the economic conditions worldwide resulting from the novel coronavirus (“COVID-19”) pandemic; our 2020 capital budget and the planned allocation thereof; reserve estimates; expectations regarding future economic and market conditions and their effects on us; our financial and operational outlook and ability to fulfill that outlook; and our financial position, balance sheet, liquidity and capital resources and the benefits thereof. These statements typically contain words such as “anticipates,” “believes,” “expects,” “targets,” “plans,” “projects,” “could,” “may,” “should,” “would” or similar words indicating that future outcomes are uncertain. In accordance with “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, these statements are accompanied by cautionary language identifying important factors, though not necessarily all such factors, which could cause future outcomes to differ materially from those set forth in the forward-looking statements. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenues and operating results are based on our current forecasts for our existing operations and do not include the potential impact of any future events. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to:

•	conditions in the oil and gas industry, including supply and demand levels for natural gas, crude oil and natural gas liquids (“NGLs”) and the resulting impact on price;

•	the availability and volatility of securities, capital or credit markets, changes in interest rates and the cost of capital to fund our operation and business strategy;

•	accuracy and fluctuations in our reserves estimates due to regulations, reservoir performance or sustained low commodity prices;

•

lack of local market demand and transportation and storage capacity in some geographic areas of the United States that may cause us to shut in portions of production, create an inability to market products profitably, or an inability to store liquid production could cause us to curtail production and/or receive lower prices;

•	ability to develop existing reserves or acquire new reserves;

•	drilling and operating risks;

•	well production timing;

•	changes in political or economic conditions in our key operating markets;

•	the effects of the outbreak of COVID-19 and related individual, business and government responses on the global economy and its impact on our business, operations and financial results;

•	prices and availability of goods and services, including third-party infrastructure;

•	unforeseen hazards such as weather conditions, acts of war or terrorist acts;

•	electronic, cyber or physical security breaches;

•	changes in safety, health, environmental, tax and other regulations and liabilities thereunder;

•	other geological, operating and economic considerations;

•

the ability and willingness of current or potential lenders, derivative contract counterparties, customers and working interest owners to fulfill their obligations to us or to enter into transactions with us in the future on terms that are acceptable to us;

•	the consummation of tender offers; and

•	other risks detailed under “Risk Factors” in this prospectus and in our filings with the Securities and Exchange Commission (“SEC”).

Reserve engineering is a process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by our reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ from the quantities of natural gas, natural gas liquids and oil that are ultimately recovered.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievements. We do not assume responsibility for the accuracy and completeness of the forward-looking statements.

Should one or more of the risks or uncertainties described in this prospectus or the documents we incorporate by reference occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

All forward-looking statements, expressed or implied, included in this prospectus and the documents we incorporate by reference and attributable to Range Resources Corporation are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov. You may also access the information we file electronically with the SEC through our website at http://www.rangeresources.com. We have not incorporated by reference into this prospectus the information on, or linked from, our website (other than to the extent specified elsewhere herein), and you should not consider it to be a part of this prospectus. You may also inspect reports, proxy statements and other information about Range Resources Corporation at the offices of the New York Stock Exchange, 20 Broad Street, New York, NY 10005.

You can obtain copies of these documents without charge upon written or oral request by requesting them in writing or by telephone at:

Range Resources Corporation

100 Throckmorton Street, Suite 1200

Fort Worth, Texas 76102

(817) 870-2601

In order to ensure timely delivery, you must make such request no later than five business days before the expiration of the Exchange Offer.

INCORPORATION BY REFERENCE

We “incorporate by reference” in this prospectus the following documents that we have previously filed with the SEC. This means that we are disclosing important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed “filed” with the SEC, will automatically update information previously filed with the SEC, and may replace information in this prospectus and information previously filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 27, 2020 (our “2019 Form 10-K”);

•

our Quarterly Reports on Form 10-Q for the quarters ended March  31, 2020, June  30, 2020 and September 30, 2020, filed with the SEC on May 1, 2020, August 3, 2020 and October 29, 2020, respectively; and

•

our Current Reports on Form 8-K and Form 8-K/A filed with the SEC on January  10, 2020, January  24, 2020, February  12, 2020, April  1, 2020, May  13, 2020, August  4, 2020, August  19, 2020, September  1, 2020, October  1, 2020 and October 29, 2020, respectively (excluding information deemed to be furnished and not filed with the SEC).

We also incorporate by reference each of the documents that we file with the SEC (excluding those filings made under Item 2.02 or 7.01 of Form 8-K and corresponding information furnished under Item 9.01 of Form 8-K or included as an exhibit, or other information furnished to the SEC) under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act on or after the date of the initial registration statement and prior to effectiveness of the registration statement and on or after the date of this prospectus and prior to the completion of the Exchange Offer. Any statements made in such documents will automatically update and supersede the information contained in this prospectus, and any statements made in this prospectus update and supersede the information contained in past SEC filings incorporated by reference into this prospectus.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully before making an investment decision, including the information under the headings “Risk Factors,” “Cautionary Statement Regarding Forward-Looking Statements” and the historical financial statements and the related notes thereto incorporated by reference in this prospectus and the other documents incorporated by reference.

In this prospectus, unless otherwise indicated or the context otherwise requires, “Range,” “we,” “us,” “our” or similar terms refer to Range Resources Corporation and its subsidiaries on a consolidated basis. References to the term “Subsidiary Guarantor” refers to a guarantor of the Notes.

Unless context otherwise requires, in this prospectus, we refer to the indenture governing the Notes, dated January 24, 2020 among the Company, the Subsidiary Guarantors named therein and U.S. Bank National Association, as trustee, as may be amended from time to time in accordance with the terms thereof, as the “indenture.”

Range Resources Corporation

We are a Fort Worth, Texas-based independent natural gas and NGLs company primarily engaged in the exploration, development and acquisition of natural gas properties in the Appalachian region of the United States. Our objective is to build stockholder value through returns-focused development of natural gas properties. We are a Delaware corporation with our common stock listed and traded on the New York Stock Exchange under the symbol “RRC.” Our corporate offices are located at 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102 (telephone (817) 870-2601).

Risk Factors

Investing in the Notes involves substantial risks. You should carefully consider all the information contained in this prospectus prior to participating in the Exchange Offer. In particular, we urge you to consider carefully the factors set forth under “Risk Factors” beginning on page 7 of this prospectus.

The Exchange Offer

On January 24 and September 1, 2020, we completed private offerings of the Old Notes. In connection with each offering, we entered into a registration rights agreement with the initial purchasers in which we agreed to deliver to you this prospectus and to use our commercially reasonable efforts to complete the Exchange Offer on or prior to January 23, 2021 (such agreements together, the “Registration Rights Agreement”).

Exchange Offer	We are offering to exchange the Old Notes for a like principal amount of the New Notes.

Expiration Date	The Exchange Offer will expire at 5:00 p.m., New York City time, on , 2020, unless we decide to extend it.

Condition to the Exchange Offer	The Registration Rights Agreement does not require us to accept Old Notes for exchange if the Exchange Offer, or the making of any exchange by a holder of the Old Notes, would violate any applicable law or interpretation of the staff of the SEC. The Exchange Offer is not conditioned on a minimum aggregate principal amount of Old Notes being tendered.

Procedures for Tendering Old Notes	To participate in the Exchange Offer, you must follow the procedures established by The Depository Trust Company, which we call “DTC,” for tendering notes held in book-entry form. These procedures, which we call “ATOP,” require that (i) the exchange agent receive, prior to the expiration date of the Exchange Offer, a computer generated message known as an “agent’s message” that is transmitted through DTC’s automated tender offer program, and (ii) DTC confirms that:

•	DTC has received your instructions to exchange your Notes, and

•	you agree to be bound by the terms of the letter of transmittal.

For more information on tendering your Old Notes, please refer to the section in this prospectus entitled “Exchange Offer—Terms of the Exchange Offer,” “—Procedures for Tendering,” and “Description of Notes—Book-Entry, Delivery and Form.”

Guaranteed Delivery Procedures	None.

Withdrawal of Tenders	You may withdraw your tender of Old Notes at any time prior to the expiration date. To withdraw, you must submit a notice of withdrawal to the exchange agent using ATOP procedures before 5:00 p.m., New York City time, on the expiration date of the Exchange Offer. Please refer to the section in this prospectus entitled “Exchange Offer—Withdrawal of Tenders.”

Acceptance of Old Notes and Delivery of New Notes

If you fulfill all conditions required for proper acceptance of Old Notes, we will accept any and all Old Notes that you properly tender in the Exchange Offer on or before 5:00 p.m., New York City time, on the expiration date. We will return any Old Notes that we do not accept for exchange to you without expense promptly after the expiration date and acceptance of Old Notes for exchange. Please refer to the section in this prospectus entitled “Exchange Offer—Terms of the Exchange Offer.”

Fees and Expenses	We will bear the expenses related to the Exchange Offer. Please refer to the section in this prospectus entitled “Exchange Offer—Fees and Expenses.”

Use of Proceeds	The issuance of the New Notes will not provide us with any new proceeds. We are making this Exchange Offer solely to satisfy our obligations under the Registration Rights Agreement.

Consequences of Failure to Exchange Old Notes	If you do not exchange your Old Notes in this Exchange Offer, you will no longer be able to require us to register the Old Notes under the Securities Act except in limited circumstances provided under the Registration Rights Agreement. In addition, you will not be able to resell, offer to resell or otherwise transfer the Old Notes unless we have registered the Old Notes under the Securities Act, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

U.S. Federal Income Tax Considerations	The exchange of the Old Notes for the New Notes in the Exchange Offer will not be a taxable event for U.S. federal income tax purposes. Please read “Material United States Federal Income Tax Consequences.”

Exchange Agent	We have appointed U.S. Bank National Association as exchange agent for the Exchange Offer. You should direct questions and requests for assistance, as well as requests for additional copies of this prospectus or the letter of transmittal, to the exchange agent addressed as follows: U.S. Bank National Association, Global Corporate Trust Services, Attn: Specialized Finance, 111 Fillmore Ave. East, EP-MN-WS-2N, St. Paul, MN 55107. Eligible institutions may make requests by calling (800) 934-6802.

Terms of the New Notes

The New Notes will be identical to the Old Notes except that the New Notes are registered under the Securities Act and will not have restrictions on transfer, registration rights or provisions for additional interest. The New Notes will evidence the same debt as the Old Notes, and the same indenture will govern the New Notes and the Old Notes.

The following summary contains basic information about the New Notes and is not intended to be complete. It does not contain all information that is important to you. For a more complete understanding of the New Notes, please refer to the section of this document entitled “Description of Notes.”

Issuer	Range Resources Corporation.

Notes Offered	Up to $850,000,000 aggregate principal amount of 9.250% Senior Notes due 2026, registered under the Securities Act. The Old Notes and the New Notes will be treated as a single class of securities under the indenture, including, without limitation, for purposes of waivers, amendments, redemptions and offers to purchase.

Maturity	February 1, 2026.

Interest	9.250% per year (calculated using a 360-day year).

Interest Payment Dates	February 1 and August 1 of each year. Interest on each New Note will accrue from August 1, 2020.

Ranking	Like the Old Notes, the New Notes are general senior unsecured obligations of us and our Subsidiary Guarantors. Accordingly, they rank:

•	pari passu in right of payment with all senior unsecured indebtedness of us and our Subsidiary Guarantors;

•

effectively junior to any secured indebtedness of us and our Subsidiary Guarantors, including under our bank credit facility, and other secured obligations to the extent of the value of the assets constituting collateral securing such indebtedness and obligations;

•	senior in right of payment to any of our existing senior subordinated notes and to any future subordinated indebtedness; and

•	structurally subordinated to any indebtedness and other liabilities (other than indebtedness and liabilities owed to us) of our subsidiaries that in the future do not guarantee the Notes.

Subsidiary Guarantees	The New Notes will be guaranteed on a senior unsecured basis by all of our existing subsidiaries and by certain future subsidiaries. Please see “Description of Notes—Guarantees” and “—Certain Covenants—Additional Guarantees.”

Optional Redemption	We may, at our option, redeem some or all of the New Notes at any time or from time to time on or after February 1, 2022, at the redemption prices listed under “Description of Notes—Optional Redemption,” plus accrued and unpaid interest to, but not including, the redemption date.

Prior to such time, we may redeem some or all of the New Notes at a price equal to 100% of the principal amount thereof, plus a make-whole premium and accrued and unpaid interest to, but not including, the redemption date as described herein.

In addition, we may redeem up to 35% of the New Notes before February 1, 2022 with an amount of cash not greater than the net cash proceeds from certain equity offerings at the redemption price described herein. Please read “Description of Notes—Optional Redemption.”

Change of Control	If we experience a change of control accompanied by a ratings decline with respect to the New Notes, we must offer to repurchase the New Notes at 101% of their principal amount, plus accrued and unpaid interest, if any, up to the date of purchase. See “Description of Notes—Repurchase at the Option of Holders— Change of Control.”

Certain Covenants	The indenture governing the New Notes contains covenants that limit, among other things, our ability and the ability of our restricted subsidiaries to:

•	pay dividends on, purchase or redeem our common stock or purchase or redeem certain subordinated debt;

•	make certain investments;

•	incur or guarantee additional indebtedness or issue certain types of preferred equity securities;

•	create or incur certain secured debt;

•	sell assets;

•	consolidate, merge or transfer all or substantially all of our assets;

•	enter into agreements that restrict distributions or other payments from our restricted subsidiaries to us;

•	engage in transactions with affiliates; and

•	create unrestricted subsidiaries.

These covenants are subject to a number of important qualifications and limitations. In addition, most of the covenants will be terminated if the New Notes are assigned an investment grade rating in the future and no default exists under the indenture governing the New Notes. See “Description of Notes.”

Transfer Restrictions; Absence of a Public Market for the New Notes	The New Notes generally will be freely transferable, but will also be new securities for which there will not initially be a market.

There can be no assurance as to the development, maintenance or liquidity of any market for the New Notes.

We do not intend to apply for a listing of the New Notes on any securities exchange or any automated dealer quotation system.

Risk Factors	Investing in the New Notes involves risks. See “Risk Factors” beginning on page 7 for a discussion of certain factors you should consider in evaluating whether or not to tender your Old Notes.

RISK FACTORS

Investing in our Notes involves risk. Before making an investment decision, you should carefully consider the risk factors discussed in this prospectus, together with all of the other information included in this prospectus or to which we refer you. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. Additional risks and uncertainties not presently known to us or not believed by us to be material may also negatively impact us. Also, please read “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus.

Risks Related to Exchange Offer

If you do not properly tender your Old Notes, you will continue to hold unregistered Old Notes and your ability to transfer Old Notes will remain restricted and may be adversely affected.

We will only issue New Notes in exchange for Old Notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the Old Notes, and you should carefully follow the instructions on how to tender your Old Notes. Neither we nor the exchange agent is required to tell you of any defects or irregularities with respect to your tender of Old Notes.

If you do not exchange your Old Notes for New Notes pursuant to the Exchange Offer, the Old Notes you hold will continue to be subject to the existing transfer restrictions. In general, you may not offer or sell the Old Notes except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register Old Notes under the Securities Act unless the Registration Rights Agreement requires us to do so. Further, if you continue to hold any Old Notes after the Exchange Offer is consummated, you may have trouble selling them because there will be fewer of these notes outstanding.

The consummation of the Exchange Offer may not occur.

We are not obligated to complete the Exchange Offer under certain circumstances. See “Exchange Offer—Conditions to the Exchange Offer.” Even if the Exchange Offer is completed, it may not be completed on the schedule described in this prospectus. Accordingly, holders participating in the Exchange Offer may have to wait longer than expected to receive their New Notes, during which time those holders of Old Notes will not be able to effect transfers of their Old Notes tendered in the Exchange Offer.

You may be required to deliver prospectuses and comply with other requirements in connection with any resale of the New Notes.

If you tender your Old Notes for the purpose of participating in a distribution of the New Notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the New Notes. In addition, if you are a broker-dealer that receives New Notes for your own account in exchange for Old Notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of such New Notes.

Risks Related to the Notes

We may not be able to repurchase the Notes upon a change of control trigger event or an offer to repurchase the Notes in connection with an asset sale as required by the indenture.

Upon the occurrence of specific types of change of control trigger events, we will be required to offer to repurchase all of the Notes at a price equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest, up to but not including the date of repurchase. The occurrence of certain of these same change of control events would also obligate us to offer to repurchase our outstanding senior notes and senior subordinated notes, including with respect to our senior subordinated notes in certain instances where we would not be required to purchase the Notes. We may not have sufficient funds available to repurchase all of the notes (including the Notes) tendered pursuant to any such offer and any other indebtedness that would become payable upon a change of control. Our failure to repurchase tendered notes (including the Notes) could constitute a default under an indenture and might constitute a default under the terms of other indebtedness that we incur.

Any credit agreements or other debt agreements to which we are or may become a party may restrict our ability to repurchase the Notes. If we are prohibited from repurchasing the Notes, we could seek the consent of our then existing lenders to repurchase the Notes or we could attempt to refinance the borrowings under such credit agreements or other debt agreements that contain such prohibition. If we are unable to obtain such a consent or refinancing, we may not be able to repurchase the Notes. The term “change of control,” as defined in “Description of Notes—Certain Definitions,” is limited to certain specified transactions and may not include other events that might adversely affect our financial condition. Our obligation to repurchase the Notes upon a change of control triggering event would not necessarily afford holders of Notes protection in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

Your ability to transfer the Notes may be limited by the absence of an active trading market, and an active trading market for the Notes may not develop.

The Old Notes have not been registered under the Securities Act, and may not be resold by purchasers thereof unless the Old Notes are subsequently registered or an exemption from the registration requirements of the Securities Act is available. However, we cannot assure you that, even following registration or exchange of the Old Notes for New Notes, that an active trading market for the Old Notes or New Notes will exist, and we will have no obligation to create such a market. At the time of the private placement of the Old Notes, the initial purchasers advised us that they intended to make a market in the Old Notes and, if issued, the New Notes. The initial purchasers are not obligated, however, to make a market in the Old Notes or the New Notes and any market-making may be discontinued at any time at their sole discretion. No assurance can be given as to the liquidity of any trading market for the Old Notes or the New Notes.

The liquidity of any trading market for the Notes and the market price quoted for the Notes will depend upon the number of holders of the Notes, the overall market for high yield securities, our financial performance or prospects or the prospects for companies in our industry generally, the interest of securities dealers in making a market in the Notes and other factors.

Any decline in our corporate credit ratings or the rating of the Notes could adversely affect the value of the Notes.

Any decline in the ratings of our corporate credit or the Notes or any indications from the rating agencies that their ratings on the our corporate credit or the Notes are under surveillance or review with possible negative implications could adversely affect the value of the Notes. In addition, a ratings downgrade could adversely affect our or our Subsidiary Guarantors’ ability to access capital.

Future trading prices of the Notes will depend on many factors, including but not limited to:

•	our operating performance and financial condition;

•	our ability to complete the Exchange Offer;

•	the interest of the securities dealers in making a market in the Notes; and

•	the market for similar securities.

The indenture governing the Notes will provide less covenant protection if the Notes receive an investment grade rating.

Many of the covenants in the indenture governing the Notes will terminate if the Notes are rated investment grade by S&P or Moody’s provided at such time no default has occurred and is continuing. The termination of these covenants would allow us to engage in certain transactions that would not have been permitted while these covenants were in force. However, there can be no assurance that these covenants will be terminated and while in place, they will restrict, among other things, our ability to pay dividends on our common stock, incur debt and to enter into certain other transactions. See “Description of Notes—Certain Covenants.”

Changes in our credit ratings or debt markets may adversely affect the market price of the Notes and our borrowing costs.

The price for the Notes will depend on a number of factors, including but not limited to:

•	our credit ratings with major credit rating agencies;

•	prevailing market interest rates and interest rates being paid by other companies similar to us;

•	our financial condition, operating performance and future prospects;

•	market analysts’ perception of our company, our prospects and our industry in general; and

•	the overall condition of the financial markets and global and domestic economies.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the Notes. In addition, we expect one or more rating agencies to rate the Notes. If such rating agencies reduce the rating on the Notes or place the Notes on watch for a downgrade in the future, the market price of the Notes may be adversely affected. If any of our other outstanding debt is rated and subsequently downgraded, raising capital will become more difficult, borrowing costs under our credit facilities and other future borrowings may increase and the market price of the Notes may decrease. The credit rating agencies evaluate the industry in which we operate as a whole and may also change their credit rating for us based on their overall view of such industry.

The Notes are effectively junior in right of payment to our secured debt and that of our Subsidiary Guarantors.

The Notes and the Guarantees are unsecured and effectively junior in right of payment to any of our secured debt and that of our Subsidiary Guarantors, including indebtedness under our bank credit facility, to the extent of the value of assets securing such debt. In the event of a bankruptcy or similar proceeding, the assets that serve as collateral for any secured debt will be available to satisfy the obligations under the secured debt before any payments are made on the Notes. As of September 30, 2020, we had approximately $706 million of secured debt outstanding, all of which was borrowings under our bank credit facility, and an additional $1.4 billion available under the bank credit facility.

The indenture governing the Notes permits us to incur significant secured obligations without equally and ratably securing the Notes. Holders of any of our secured indebtedness or other obligations would have claims with respect to our assets constituting collateral for such indebtedness and obligations that are prior to your claims under the Notes. To the extent the value of the collateral is not sufficient to satisfy such indebtedness and obligations, the holders of that indebtedness and those obligations would be entitled to share with the holders of the Notes and the holders of other claims against us with respect to the remainder of our assets, if any. However, since we may be permitted to pledge all of our assets to secure our indebtedness and other obligations, there may be no assets remaining to satisfy the claims of holders of the Notes.

Claims of holders of the Notes will be structurally subordinated to claims of creditors of any of our future non-Guarantor subsidiaries.

In the future, certain subsidiaries may not be required to be, or may be delayed in becoming, a Subsidiary Guarantor. See “Description of Notes—Guarantees” and “Description of Notes—Certain Covenants—Future Guarantors.” Claims of holders of the Notes will be structurally subordinated to all of the liabilities of any subsidiaries that do not guarantee the Notes.

The guarantee of a subsidiary could be voided if it constitutes a fraudulent transfer under U.S. bankruptcy or similar state law, which would prevent the holders of the Notes from relying on that subsidiary to satisfy claims.

Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, to the extent the Notes would be guaranteed by a subsidiary, such subsidiary Guarantees can be voided, or claims under the Guarantee of a subsidiary may be further subordinated to all other debts of that Subsidiary Guarantor if, among other things, the Subsidiary Guarantor, at the time it incurred the indebtedness evidenced by its Guarantee or, in some states, when payments become due under the Guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of the Guarantee and at the time of incurrence:

•	was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged in a business or transaction for which the Subsidiary Guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

The Guarantee of a subsidiary may also be voided, without regard to the above factors, if a court found that the Subsidiary Guarantor entered into the Guarantee with the actual intent to hinder, delay or defraud its creditors.

A court would likely find that a Subsidiary Guarantor did not receive reasonably equivalent value or fair consideration for its Guarantee if the Subsidiary Guarantor did not substantially benefit directly or indirectly from the issuance of the Guarantees. Sufficient funds to repay the Notes may not be available from other sources, including the remaining Subsidiary Guarantors, if any. In addition, the court might direct you to repay any amounts that you already received from the Subsidiary Guarantors.

Each subsidiary Guarantee will contain a provision intended to limit the Subsidiary Guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its subsidiary Guarantee to be a fraudulent transfer. Such provision may not be effective to protect the subsidiary Guarantees from being voided under fraudulent transfer law.

EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

At the closing of the offerings of the Old Notes, we entered into the Registration Rights Agreement pursuant to which we agreed to use our commercially reasonable efforts, for the benefit of the holders of the Old Notes, at our cost, to do the following:

•	file an exchange offer registration statement with the SEC with respect to the Exchange Offer for the New Notes,

•	cause the exchange offer registration statement to be declared effective under the Securities Act, and

•	have the Exchange Offer completed on or prior to January 23, 2021.

Upon the SEC’s declaring the exchange offer registration statement effective, we agreed to offer the New Notes in exchange for surrender of the Old Notes. We agreed to use commercially reasonable efforts to cause the exchange offer registration statement to be effective continuously, to keep the Exchange Offer open for a period of not less than 20 business days and to use commercially reasonable efforts to cause the Exchange Offer to be commenced promptly after the exchange offer registration statement is declared effective by the SEC.

For each Old Note surrendered to us pursuant to the Exchange Offer, the holder of such Old Note will receive a New Note having a principal amount equal to that of the surrendered Old Note. Interest on each New Note will accrue from the last interest payment date, August 1, 2020. The Registration Rights Agreement also obligates us to include in the prospectus for the Exchange Offer certain information necessary to allow a broker-dealer who holds Old Notes that were acquired for its own account as a result of market-making activities or other ordinary course trading activities (other than Old Notes acquired directly from us or one of our affiliates) to exchange such Old Notes pursuant to the Exchange Offer and to satisfy the prospectus delivery requirements in connection with resales of New Notes received by such broker-dealer in the Exchange Offer. We agreed to amend or supplement the prospectus contained in the exchange offer registration statement for a period of 180 days after the last exchange date, which period may be extended under certain circumstances.

The preceding agreement is needed because any broker-dealer who acquires Old Notes for its own account as a result of market-making activities or other trading activities is required to deliver a prospectus meeting the requirements of the Securities Act. This prospectus covers the offer and sale of the New Notes pursuant to the Exchange Offer and the resale of New Notes received in the Exchange Offer by any broker-dealer who held Old Notes acquired for its own account as a result of market-making activities or other trading activities other than Old Notes acquired directly from us or one of our affiliates.

Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the New Notes issued pursuant to the Exchange Offer would in general be freely tradable after the Exchange Offer without further registration under the Securities Act. However, any purchaser of Old Notes who is an “affiliate” of ours or who intends to participate in the Exchange Offer for the purpose of distributing the related New Notes:

•	will not be able to rely on the interpretation of the staff of the SEC,

•	will not be able to tender its Old Notes in the Exchange Offer, and

•

must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Old Notes unless such sale or transfer is made pursuant to an exemption from such requirements.

Each holder of the Old Notes (other than certain specified holders) who desires to exchange Old Notes for the New Notes in the Exchange Offer will be required to make the representations described below under “—Your Representations to Us.”

We further agreed to file with the SEC a shelf registration statement to register for public resale of Old Notes held by any holder who provides us with certain information for inclusion in the shelf registration statement if:

i.	the Exchange Offer would violate any applicable law or applicable interpretation of the staff of the SEC,

ii.	the Exchange Offer is not consummated by January 23, 2021, or

iii.	an initial purchaser of Old Notes provides us with a written request representing that it holds Old Notes that are or were ineligible to participate in the Exchange Offer.

We have agreed to use our commercially reasonable efforts to cause the shelf registration statement to be declared effective by the SEC (or automatically become effective under the Securities Act) and to keep the shelf registration statement continuously effective from the date on which the shelf registration statement is declared effective by the SEC until the earlier of one year following the effective date of such shelf registration statement and such time as all notes covered by the shelf registration statement have been sold or are freely tradable. We refer to this period as the “Shelf Effectiveness Period.”

The Registration Rights Agreement provides that, in the event (i) the Exchange Offer is not completed on or prior to January 23, 2021, (ii) the shelf registration statement, if required, is not declared effective on or prior to January 23, 2021, (iii) a shelf registration statement properly requested by a holder is not declared effective by the later of (a) January 23, 2021 or (b) 90 days after delivery of such request, (iv) the shelf registration statement, if required, has become effective and thereafter ceases to be effective or the prospectus contained therein ceases to be usable at any time during the Shelf Effectiveness Period, and such failure to remain effective or usable exists for more than 30 days (whether or not consecutive) in any 12-month period or (v) the shelf registration statement, if required, has become effective and thereafter, on more than two occasions in any 12-month period during the Shelf Effectiveness Period, the shelf registration statement ceases to be effective or the prospectus contained therein ceases to be usable (each such event referred to in clauses (i) through (v) above a “Registration Default”), the interest rate on the New Notes will be increased by 0.25% per annum per 90-day period beginning on the day immediately following such Registration Default and an additional 0.25% per annuum with respect to each subsequent 90-day period, up to a maximum of 0.50% per annum, until no Registration Default is in effect.

Holders of the Old Notes will be required to make certain representations to us (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and may be required to deliver information to be used in connection with the shelf registration statement in order to have their Old Notes included in the shelf registration statement.

This summary of the material provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, copies of which are filed as exhibits to the registration statement, which includes this prospectus.

Except as set forth above, after consummation of the Exchange Offer, holders of Old Notes which are the subject of the Exchange Offer have no registration or exchange rights under the Registration Rights Agreement. See “—Consequences of Failure to Exchange.”

Terms of the Exchange Offer

Subject to the terms and conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any Old Notes properly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. We will issue New Notes in principal amount equal to the principal amount of Old Notes surrendered in the Exchange Offer. Old Notes may be tendered only for New Notes and only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered for exchange.

As of the date of this prospectus, $850,000,000 in aggregate principal amount of the Old Notes is outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of Old Notes. There will be no fixed record date for determining registered holders of Old Notes entitled to participate in the Exchange Offer.

We intend to conduct the Exchange Offer in accordance with the provisions of the Registration Rights Agreement, the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC. Old Notes that the holders thereof do not tender for exchange in the Exchange Offer will remain outstanding and continue to accrue interest. These Old Notes will continue to be entitled to the rights and benefits such holders have under the indenture relating to the Notes and the Registration Rights Agreement.

We will be deemed to have accepted for exchange properly tendered Old Notes when we have given oral or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the Registration Rights Agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the New Notes from us.

If you tender Old Notes in the Exchange Offer, you will not be required to pay brokerage commissions or fees or, subject to the letter of transmittal, transfer taxes with respect to the exchange of Old Notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. It is important that you read the section labeled “—Fees and Expenses” for more details regarding fees and expenses incurred in the Exchange Offer.

We will return any Old Notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the Exchange Offer.

Expiration Date

The Exchange Offer will expire at 5:00 p.m., New York City time, on                 , 2020, unless, in our sole discretion, we extend it.

Extensions, Delays in Acceptance, Termination or Amendment

We expressly reserve the right, at any time or various times, to extend the period of time during which the Exchange Offer is open. We may delay acceptance of any Old Notes by giving oral or written notice of such extension to their holders. During any such extensions, all Old Notes previously tendered will remain subject to the Exchange Offer, and we may accept them for exchange.

In order to extend the Exchange Offer, we will notify the exchange agent orally or in writing of any extension. We will notify the registered holders of Old Notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

If any of the conditions described below under “—Conditions to the Exchange Offer” have not been satisfied, we reserve the right, in our sole discretion:

•	to delay accepting for exchange any Old Notes,

•	to extend the Exchange Offer, or

•	to terminate the Exchange Offer,

by giving oral or written notice of such delay, extension or termination to the exchange agent. Subject to the terms of the Registration Rights Agreement, we also reserve the right to amend the terms of the Exchange Offer in any manner.

Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the registered holders of Old Notes. If we amend the Exchange Offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement. The supplement will be distributed to the registered holders of the Old Notes. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we may extend the Exchange Offer. In the event of a material change in the Exchange Offer, including the waiver by us of a material condition, we will extend the Exchange Offer period if necessary so that at least five business days remain in the Exchange Offer following notice of the material change.

Conditions to the Exchange Offer

We will not be required to accept for exchange, or exchange any New Notes for, any Old Notes if the Exchange Offer, or the making of any exchange by a holder of Old Notes, would violate applicable law or any applicable interpretation of the staff of the SEC. Similarly, we may terminate the Exchange Offer as provided in this prospectus before accepting Old Notes for exchange in the event of such a potential violation.

In addition, we will not be obligated to accept for exchange the Old Notes of any holder that has not made to us the representations described under “—Purpose and Effect of the Exchange Offer,” “—Your Representations to Us,” and “Plan of Distribution” and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to allow us to use an appropriate form to register the New Notes under the Securities Act.

We expressly reserve the right to amend or terminate the Exchange Offer, and to reject for exchange any Old Notes not previously accepted for exchange, upon the occurrence of any of the conditions to the Exchange Offer specified above. We will give prompt oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the Old Notes as promptly as practicable.

These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times in our sole discretion. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

In addition, we will not accept for exchange any Old Notes tendered, and will not issue New Notes in exchange for any such Old Notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture relating to the Notes under the Trust Indenture Act of 1939 (the “Trust Indenture Act”).

Procedures for Tendering

In order to participate in the Exchange Offer, you must properly tender your Old Notes to the exchange agent as described below. It is your responsibility to properly tender your Notes. We have the right to waive any defects. However, we are not required to waive defects and are not required to notify you of defects in your tender.

If you have any questions or need help in exchanging your notes, please call the exchange agent, whose address and phone number are set forth in “Prospectus Summary—The Exchange Offer—Exchange Agent.”

All of the Old Notes were issued in book-entry form, and all of the Old Notes are currently represented by global certificates held for the account of DTC. We have confirmed with DTC that the Old Notes may be tendered using the ATOP instituted by DTC. The exchange agent will establish an account with DTC for purposes of the Exchange Offer promptly after the commencement of the Exchange Offer and DTC participants may electronically transmit their acceptance of the Exchange Offer by causing DTC to transfer their Old Notes to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an “agent’s message” to the exchange agent. The agent’s message will state that DTC has received instructions from the participant to tender Old Notes and that the participant agrees to be bound by the terms of the letter of transmittal.

By using the ATOP procedures to exchange Old Notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms just as if you had signed it.

There is no procedure for guaranteed late delivery of the Notes.

Determinations Under the Exchange Offer

We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered Old Notes and withdrawal of tendered Old Notes. Our determination will be final and binding. We reserve the absolute right to reject any Old Notes not properly tendered or any Old Notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect, irregularities or conditions of tender as to particular Old Notes. Our interpretation of the terms and conditions of the Exchange Offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of Old Notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of Old Notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed made until such defects or irregularities have been cured or waived. Any Old Notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder, unless otherwise provided in the letter of transmittal, promptly following the expiration date.

When We Will Issue New Notes

In all cases, we will issue New Notes for Old Notes that we have accepted for exchange under the Exchange Offer only after the exchange agent timely receives:

•	a book-entry confirmation of such Old Notes into the exchange agent’s account at DTC; and

•	a properly transmitted agent’s message.

Return of Old Notes Not Accepted or Exchanged

If we do not accept any tendered Old Notes for exchange or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged Old Notes will be returned without expense to their tendering holder. Such non-exchanged Old Notes will be credited to an account maintained with DTC. These actions will occur promptly after the expiration or termination of the Exchange Offer.

Your Representations to Us

By agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•	any New Notes that you receive will be acquired in the ordinary course of your business;

•	you have no arrangement or understanding with any person or entity to participate in the distribution of the New Notes;

•	you are not our “affiliate,” as defined in Rule 405 of the Securities Act; and

•

if you are a broker-dealer that will receive New Notes for your own account in exchange for Old Notes, you acquired those Old Notes as a result of market-making activities or other trading activities and you will deliver a prospectus (or to the extent permitted by law, make available a prospectus) in connection with any resale of such New Notes.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to 5:00 p.m., New York City time, on the expiration date. For a withdrawal to be effective you must comply with the appropriate procedures of DTC’s ATOP system. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn Old Notes and otherwise comply with the procedures of DTC.

We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal. Our determination shall be final and binding on all parties. We will deem any Old Notes so withdrawn not to have been validly tendered for exchange for purposes of the Exchange Offer.

Any Old Notes that have been tendered for exchange but are not exchanged for any reason will be credited to an account maintained with DTC for the Old Notes. This crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. You may retender properly withdrawn Old Notes by following the procedures described under “—Procedures for Tendering” above at any time prior to 5:00 p.m., New York City time, on the expiration date.

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by facsimile, telephone, electronic mail or in person by our officers and regular employees and those of our affiliates.

We have not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to broker-dealers or others soliciting acceptances of the Exchange Offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

We will pay the cash expenses to be incurred in connection with the Exchange Offer. They include:

•	all registration and filing fees and expenses;

•	all fees and expenses of compliance with federal securities and state “blue sky” or securities laws;

•	accounting and legal fees, disbursements and printing, messenger and delivery services, and telephone costs; and

•	related fees and expenses.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of Old Notes for New Notes under the Exchange Offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if a transfer tax is imposed for any reason other than the exchange of Old Notes for New Notes under the Exchange Offer.

Consequences of Failure to Exchange

If you do not exchange your Old Notes for New Notes under the Exchange Offer, you will remain subject to the existing restrictions on transfer of the Old Notes. In general, you may not offer or sell the Old Notes unless the offer or sale is either registered under the Securities Act or exempt from the registration under the Securities Act and applicable state securities laws. Except as required by the Registration Rights Agreement, we do not intend to register resales of the Old Notes under the Securities Act.

Accounting Treatment

We will record the New Notes in our accounting records at the same carrying value as the Old Notes. This carrying value is the aggregate principal amount of the Old Notes less any bond discount, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the Exchange Offer.

Other

Participation in the Exchange Offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered Old Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any Old Notes that are not tendered in the Exchange Offer or to file a registration statement to permit resales of any untendered Old Notes.

USE OF PROCEEDS

The Exchange Offer is intended to satisfy our obligations under the Registration Rights Agreement. We will not receive any proceeds from the issuance of the New Notes in the Exchange Offer. In consideration for issuing the New Notes as contemplated by this prospectus, we will receive Old Notes in a like principal amount. The form and terms of the New Notes are identical in all respects to the form and terms of the Old Notes, except the New Notes will be registered under the Securities Act and will not contain restrictions on transfer, registration rights or provisions for additional interest. Old Notes surrendered in exchange for the New Notes will be retired and cancelled and will not be reissued. Accordingly, the issuance of the New Notes will not result in any change in outstanding indebtedness.

DESCRIPTION OF NOTES

You can find the definitions of certain terms used in this description under the subheading “—Certain Definitions.” In this description, the “Company” refers only to Range Resources Corporation and not to any of its Subsidiaries. References to the “Notes” in this section of the prospectus include both the $550 million principal amount of notes issued on January 24, 2020 and the $300 million principal amount of notes issued on September 1, 2020, which we collectively refer to as the Old Notes, and the New Notes offered hereby, unless the context otherwise requires.

The Company will issue the New Notes and issued the Old Notes under an indenture dated as of January 24, 2020, among itself, the Guarantors and U.S. Bank National Association, as trustee, which we refer to herein as the “indenture.” The terms of the Notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act.

The following description is a summary of the material provisions of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture because it, and not this description, define your rights as holders of the Notes. Copies of the indenture and the Registration Rights Agreement are available as set forth above under “Where You Can Find More Information.” Certain defined terms used in this description but not defined below under “—Certain Definitions” have the meanings assigned to them in the indenture.

The registered holder of a Note will be treated as the owner of it for all purposes. Only registered holders have rights under the indenture and all references to “holders” in this description are to registered holders of Notes.

If the Exchange Offer contemplated by this prospectus is consummated, holders of Old Notes who do not exchange those notes for New Notes in the Exchange Offer will vote together with holders of New Notes for all relevant purposes under the indenture. In that regard, the indenture requires that certain actions by the holders thereunder must be taken, and certain rights must be exercised, by specified minimum percentages of the aggregate principal amount of the outstanding securities issued under the indenture. In determining whether holders of the requisite percentage in principal amount have given any notice, consent or waiver or taken any other action permitted under the indenture, any Old Notes that remain outstanding after the Exchange Offer will be aggregated with the New Notes and the holders of such Old Notes and the New Notes will vote together as a single class for all such purposes. Accordingly, all references herein to specified percentages in aggregate principal amount of the notes outstanding shall be deemed to mean, at any time after the Exchange Offer is consummated, such percentages in aggregate principal amount of the Old Notes and the New Notes then outstanding.

Brief Description of the Notes and the Guarantees

The New Notes

Like the Old Notes, the New Notes will be:

•	general unsecured obligations of the Company;

•	pari passu in right of payment with all existing and future senior Indebtedness of the Company;

•	senior in right of payment to any existing or future subordinated Indebtedness of the Company;

•	unconditionally guaranteed by the Guarantors on a senior unsecured basis; and

•	structurally subordinated to the Indebtedness and other obligations of the Subsidiaries of the Company that are not Guarantors.

The Guarantees

Initially, the New Notes, like the Old Notes, will be guaranteed by all of the Company’s Subsidiaries. In the future, other Restricted Subsidiaries of the Company may be required to guarantee the Notes under the circumstances described below under “—Certain Covenants—Additional Guarantees.”

Each guarantee of the New Notes, like each guarantee of the Old Notes, will be:

•	a general unsecured obligation of the Guarantor;

•	pari passu in right of payment with all existing and future senior Indebtedness of that Guarantor; and

•	senior in right of payment to any existing or future subordinated Indebtedness of that Guarantor.

The assets of any future Subsidiary of the Company that does not guarantee the Notes will be subject to the prior claims of all creditors of that Subsidiary, including trade creditors. In the event of a bankruptcy, administrative receivership, composition, insolvency, liquidation or reorganization of any of the non-Guarantor Subsidiaries, such Subsidiaries will pay the holders of their liabilities, including trade payables, before they will be able to distribute any of their assets to the Company or a Guarantor. As of the date of this prospectus, all of the Company’s Subsidiaries are “Restricted Subsidiaries”. However, under the circumstances described below under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” the Company is permitted to designate certain of its Subsidiaries as “Unrestricted Subsidiaries.” The Company’s Unrestricted Subsidiaries will generally not be subject to the restrictive covenants in the indenture and will not guarantee the Notes.

Principal, Maturity and Interest

The Company has issued $850 million in aggregate principal amount of Old Notes. In addition to the New Notes offered hereby, the Company may issue Additional Notes under the indenture from time to time. Any such issuance of Additional Notes is subject to all of the covenants in the indenture, including the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.” The Old Notes, the New Notes and any Additional Notes subsequently issued under the indenture, together with any Exchange Notes, will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided, however, that if any such Additional Notes are not fungible with the Notes, such Additional Notes shall have a different CUSIP number (or other applicable identifying number). Unless expressly stated or the context requires otherwise, references to “Notes” for all purposes of the indenture and this “Description of Notes” section include any Additional Notes actually issued.

The Company may issue Notes only in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The Notes will mature on February 1, 2026.

Interest on the Notes accrues at the rate of 9.250% per annum and is payable semi-annually in arrears on February 1 and August 1. The Company makes each interest payment to the holders of record on the immediately preceding January 15 and July 15. Interest on the New Notes will accrue from August 1, 2020. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

If a payment date falls on a day that is not a Business Day, the payment to be made on such payment date will be made, without penalty, on the next succeeding Business Day with the same force and effect as if made on such payment date.

Methods of Receiving Payments on the Notes

The Company will pay principal of, and interest and premium, if any, on Notes in global form registered in the name of Cede & Co., the nominee of The Depository Trust Company (“DTC”), in immediately available funds, directly to DTC. If a holder of certificated Notes has given wire transfer instructions to the Company, the Company will pay all principal of, and interest and premium, if any, on, that holder’s Notes in accordance with those instructions. All other payments on the certificated Notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the Noteholders at their addresses set forth in the register of holders.

Paying Agent and Registrar for the Notes

The trustee currently acts as paying agent and registrar. The Company may change the paying agent or registrar without prior notice to the holders of the Notes, and the Company or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange Notes in accordance with the provisions of the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders are required to pay all taxes due on transfer. The Company will not be required to transfer or exchange any Note selected for redemption. Also, the Company will not be required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or between a record date and the next succeeding interest payment date.

Guarantees

Like the Old Notes, the New Notes will be guaranteed by all of the Company’s existing Subsidiaries. In the future, other Restricted Subsidiaries of the Company may be required to guarantee the Notes under the circumstances described below under “—Certain Covenants—Additional Guarantees.” These Guarantees are joint and several obligations of the Guarantors. The obligations of each Guarantor under its Guarantee are limited as necessary to prevent that Guarantee from constituting a fraudulent conveyance under applicable law, although this limitation may not be effective to prevent the Guarantees from being voided in bankruptcy. See “Risk Factors—Risks Related to Investment in the Notes—The guarantee of a subsidiary could be voided if it constitutes a fraudulent transfer under U.S. bankruptcy or similar state law, which would prevent the holders of the Notes from relying on that subsidiary to satisfy claims.”

A Guarantor may not sell or otherwise dispose of, in one or a series of related transactions, all or substantially all of its properties or assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

(1) immediately after giving effect to such transaction or series of transactions, no Default or Event of Default exists; and

(2) either:

(a) the Person acquiring the properties or assets in any such sale or other disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) unconditionally assumes all the obligations of that Guarantor under its Guarantee and the indenture pursuant to a supplemental indenture or other agreement in form reasonably satisfactory to the trustee; or

(b) such transaction or series of transactions does not violate the covenant described under the caption “—Repurchase at the Option of Holders—Asset Sales.”

Notwithstanding the foregoing, the Guarantee of a Guarantor will automatically be released:

(1) in connection with any sale or other disposition of all or substantially all of the properties or assets of that Guarantor, by way of merger, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate the covenant described under the caption “— Repurchase at the Option of Holders—Asset Sales”;

(2) in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate the covenant described under the caption “—Repurchase at the Option of Holders—Asset Sales” and the Guarantor ceases to be a Restricted Subsidiary of the Company as a result of the sale or other disposition;

(3) if the Company designates such Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture;

(4) upon legal defeasance or covenant defeasance as provided below under the caption “— Legal Defeasance and Covenant Defeasance” or upon satisfaction and discharge of the indenture as provided below under the caption “—Satisfaction and Discharge”;

(5) upon the liquidation or dissolution of such Guarantor, provided no Default or Event of Default has occurred that is continuing;

(6) upon such Guarantor consolidating with, merging into or transferring all of its properties or assets to the Company or another Guarantor, and as a result of, or in connection with, such transaction such Guarantor dissolving or otherwise ceasing to exist; or

(7) at such time as such Guarantor ceases to guarantee or otherwise be an obligor with respect to any other Indebtedness of the Company or any other Guarantor in excess of the De Minimis Guaranteed Amount, provided no Event of Default has occurred that is continuing.

See “—Repurchase at the Option of Holders—Asset Sales.”

Optional Redemption

At any time prior to February 1, 2022, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes (including, without limitation, Additional Notes, if any) issued under the indenture, in an amount not greater than the net cash proceeds of one or more Equity Offerings by the Company, upon notice as provided in the indenture, at a redemption price equal to 109.250% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption (subject to the rights of holders of Notes on the relevant record date to receive interest on the relevant interest payment date); provided that:

(1) at least 65% of the aggregate principal amount of Notes originally issued on the date of the indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 180 days of the date of the closing of such Equity Offering.

At any time prior to February 1, 2022, the Company may on any one or more occasions redeem all or a part of the Notes, upon notice as provided in the indenture, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest to, the date of redemption, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

Except pursuant to the preceding paragraphs and the penultimate paragraph under “—Repurchase at the Option of Holders—Change of Control,” the Notes will not be redeemable at the Company’s option prior to February 1, 2022.

On or after February 1, 2022, the Company may on any one or more occasions redeem all or a part of the Notes, upon notice as provided in the indenture, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed to the applicable date of redemption, subject to the rights of holders of Notes on the relevant record date to receive interest on the relevant interest payment date, if redeemed during the twelve-month period beginning on February 1 of the years indicated below:

Year	Percentage
2022	106.938%
2023	104.625%
2024	102.313%
2025 and thereafter	100.000%

Mandatory Redemption

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes. The Company may at any time and from time to time purchase Notes in the open market or otherwise, in each case without any restriction under the indenture.

Selection and Notice

If less than all of the Notes are to be redeemed at any time, the trustee will select Notes for redemption on a pro rata basis (or, in the case of Notes issued in global form as discussed under “—Book-Entry, Delivery and Form,” based on a method as DTC or its nominee or successor may require or, where such nominee or successor is the trustee, a method that most nearly approximates pro rata selection as the trustee deems fair and appropriate) unless otherwise required by law or applicable stock exchange or depositary requirements.

The unredeemed portion of any Note shall be in authorized denominations. Notices of redemption will be mailed by first class mail (or sent electronically if DTC is the recipient) at least 15 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address, except that redemption notices may be given more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance or covenant defeasance of the Notes or a satisfaction and discharge of the indenture. The notice of redemption with respect to the redemption described in the second paragraph under the heading “Optional Redemption” need not set forth the Applicable Premium but only the manner of calculation thereof. The Company will notify the trustee of the Applicable Premium with respect to any such redemption promptly after the calculation, and the trustee shall not be responsible for such calculation.

Notices of redemption may, at the Company’s discretion, be subject to one or more conditions precedent. If a redemption is subject to the satisfaction of one or more conditions precedent, the related notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the date of redemption may be delayed until such time as any or all such conditions shall be satisfied or waived (provided that in no event shall such date of redemption be delayed to a date later than 60 days after the date on which such notice was sent), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the Company by the date of redemption, or by the date of redemption as so delayed.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the holder of Notes upon cancellation of the original Note.

Notes or portions thereof called for redemption will become due on the date fixed for redemption, subject to satisfaction of any conditions to such redemption. Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

Repurchase at the Option of Holders

Change of Control

If a Change of Control Triggering Event occurs, each holder of Notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s Notes pursuant to a cash tender offer (“Change of Control Offer”) on the terms set forth in the indenture. In the Change of Control Offer, the Company will offer a payment in cash (“Change of Control Payment”) equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest on the Notes repurchased to the date of purchase (the “Change of Control Purchase Date”), subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control Triggering Event, the Company will send a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes properly tendered prior to the expiration date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent, pursuant to the procedures required by the indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such compliance.

Promptly following the expiration of the Change of Control Offer, the Company will, to the extent lawful, accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer. Promptly after such acceptance, the Company will, on the Change of Control Purchase Date:

(1) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(2) deliver or cause to be delivered to the trustee the Notes properly accepted together with an officers’ certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The paying agent will promptly mail to each holder of Notes properly tendered the Change of Control Payment for such Notes (or, if all the Notes are then in global form, make such payment through the facilities of DTC, and the trustee will promptly authenticate and mail to each holder of certificated Notes a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

The provisions described above that require the Company to make a Change of Control Offer following a Change of Control Triggering Event will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control Triggering Event, the indenture does not contain provisions that permit the holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The Company will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, (2) notice of redemption of all outstanding Notes has been given pursuant to the indenture as described above under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price or (3) in connection with or in contemplation of any Change of Control, the Company has made an offer to purchase (an “Alternate Offer”) any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Notes properly tendered in accordance with the terms of such Alternate Offer. Notwithstanding anything to the contrary contained in the indenture, a Change of Control Offer may be made in advance of a Change of Control, or conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require the Company to repurchase its Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the properties or assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

In the event that upon consummation of a Change of Control Offer or Alternate Offer less than 10% of the aggregate principal amount of the Notes (including, without limitation, Additional Notes, if any) that were originally issued are held by holders other than the Company or Affiliates thereof, the Company will have the right, upon not less than 15 nor more than 60 days prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, on the Notes that remain outstanding, to the date of redemption, subject to the rights of holders of Notes on the relevant record date to receive interest on the relevant interest payment date.

The provisions under the indenture relative to the Company’s obligation to make an offer to repurchase the Notes as a result of a Change of Control Triggering Event may be waived or modified or terminated with the consent of the holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes).

Asset Sales

The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Company (or a Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured within 15 days of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 75% of the aggregate consideration received in the Asset Sale by the Company or a Restricted Subsidiary and all other Asset Sales since the date of the indenture is in the form of cash or Cash Equivalents.

For purposes of this provision, each of the following will be deemed to be cash:

(a) any liabilities, as shown on the Company’s most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee) that are assumed by the transferee of any such assets pursuant to a novation or indemnity agreement that releases the Company or such Restricted Subsidiary from or indemnifies against further liability (or in lieu of such absence of liability, the acquiring Person or its parent company agrees to indemnify and hold the Company or such Restricted Subsidiary harmless from and against any loss, liability or cost in respect of such assumed liabilities);

(b) with respect to any Asset Sale of oil and gas properties by the Company or any of its Restricted Subsidiaries where the Company or such Restricted Subsidiary retains an interest in such property, the costs and expenses of the Company or such Restricted Subsidiary related to the exploration, development, completion or production of such properties and activities related thereto that the transferee (or an Affiliate thereof) agrees to pay;

(c) any securities, notes or other obligations received by the Company or any Restricted Subsidiary from such transferee that are, within 180 days of the Asset Sale, converted by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion;

(d) Additional Assets; and

(e) any Designated Non-cash Consideration received by the Company or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (e), not to exceed an amount equal to 5.0% of the Company’s Adjusted Consolidated Net Tangible Assets (determined at the time of receipt of such Designated Non-cash Consideration), with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company (or any Restricted Subsidiary) may apply such Net Proceeds at its option to any combination of the following:

(1) to repay, redeem or repurchase any Senior Debt;

(2) to invest in or acquire Additional Assets; or

(3) to make capital expenditures in respect of the Company’s or any Restricted Subsidiaries’ Oil and Gas Business.

The requirement of clause (2) or (3) of the preceding paragraph shall be deemed to be satisfied if a bona fide binding contract committing to make the investment, acquisition or expenditure referred to therein is entered into by the Company (or any Restricted Subsidiary) with a Person other than a Restricted Subsidiary within the time period specified in the preceding paragraph and such Net Proceeds are subsequently applied in accordance with such contract within six months following the date such agreement is entered into.

Pending the final application of any Net Proceeds, the Company (or any Restricted Subsidiary) may temporarily reduce Indebtedness under any Credit Facility or otherwise expend or invest the Net Proceeds in any manner that is not prohibited by the indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this covenant will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $50.0 million, within five days thereof, the Company will make an offer (an “Asset Sale Offer”) to all holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets to purchase, prepay or redeem, on a pro rata basis (based on principal amounts of Notes and pari passu Indebtedness (or, in the case of pari passu Indebtedness issued with significant original issue discount, based on the accreted value thereof) tendered), the maximum principal amount of Notes and such other pari passu Indebtedness (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase, prepayment or redemption, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company or any Restricted Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of Notes tendered in such Asset Sale Offer exceeds the amount of Excess Proceeds allocated to the purchase of Notes, the trustee will select the Notes to be purchased on a pro rata basis (except that any Notes represented by a Note in global form will be selected by such method as DTC or its nominee or successor may require or, where such nominee or successor is the trustee, a method that most nearly approximates pro rata selection as the trustee deems fair and appropriate), based on the principal amounts tendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, and any integral multiple of $1,000 in excess thereof, will be purchased). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero. The Company may satisfy the foregoing obligation with respect to any Excess Proceeds by making an Asset Sale Offer prior to the expiration of the relevant 360 day period or with respect to Excess Proceeds of $50.0 million or less.

The provisions under the indenture relative to the Company’s obligation to make an offer to repurchase the Notes as a result of an Asset Sale may be waived or modified with the written consent of a majority in principal amount of the outstanding Notes.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Asset Sales” provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the “Asset Sales” provisions of the indenture by virtue of such compliance.

Certain Covenants

Termination of Covenants if Notes Rated Investment Grade

If on any date following the date of the indenture:

(1) the Notes are rated Baa3 or better by Moody’s or BBB- or better by S&P (or, if either such entity ceases to rate the Notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company as a replacement agency);

(2) no Default or Event of Default shall have occurred and be continuing; and

(3) the Company has delivered to the trustee an officers’ certificate certifying to the foregoing provisions of this paragraph,

then, the Company and its Restricted Subsidiaries will thereafter no longer be subject to the provisions of the indenture described below under the following captions in this description of Notes:

(a) “—Repurchase at the Option of Holders—Asset Sales”;

(b) “—Certain Covenants—Restricted Payments”;

(c) “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(d) “—Certain Covenants—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”;

(e) clause (4) of the covenant described below under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets”;

(f) “—Certain Covenants—Transactions with Affiliates”; and

(g) “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries.”

There can be no assurance that the Notes will ever be rated as investment grade or, if such rating is achieved, that such rating will be maintained.

Restricted Payments

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends or distributions payable to the Company or a Restricted Subsidiary of the Company);

(2) repurchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company other than through the exchange therefor solely of Equity Interests (other than Disqualified Stock) of the Company and other than any acquisition or retirement for value from, or payment to, the Company or any Restricted Subsidiary of the Company;

(3) make any payment on or with respect to, or repurchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company or any Guarantor that is contractually subordinated to the Notes or to any Guarantee (excluding (a) any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries and (b) the repurchase or other acquisition or retirement for value of any such Indebtedness in anticipation of satisfying a sinking fund or other payment obligation due within one year of the date of such repurchase or other acquisition or retirement for value), except a payment of interest or principal at the Stated Maturity thereof; or

(4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment,

(a) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”; and

(c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the date of the Indenture (excluding Restricted Payments permitted by clauses (1) (with respect to a Restricted Payment made under clauses (2) through (13) of the next succeeding paragraph) or clauses (2) through (13) of the next succeeding paragraph), is less than the sum, without duplication, of:

(i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from January 1, 2020 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(ii) 100% of the aggregate net cash proceeds and the Fair Market Value of any Capital Stock of Persons engaged primarily in the Oil and Gas Business or any other assets that are used or useful in the Oil and Gas Business other than cash, in each case received by the Company since the date of the Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or received by the Company from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests since the date of the Indenture or from the issue or sale of options, warrants or rights to purchase such Equity Interests that have been exercised for such Equity Interests since the date of the Indenture (other than, in either case, Equity Interests (or Disqualified Stock or debt securities) sold to a Restricted Subsidiary of the Company or to an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or guaranteed by the Company or any Restricted Subsidiary (unless such loans have been repaid with cash on or prior to the date of determination)); plus

(iii) to the extent not already included in Consolidated Net Income for such period, if any Restricted Investment that was made by the Company or any of its Restricted Subsidiaries after the date of the Indenture is sold (other than to the Company or any Restricted Subsidiary of the Company) or otherwise cancelled, liquidated or repaid, 100% of the aggregate cash, and the Fair Market Value of any property other than cash, constituting the return of capital to the Company or any of its Restricted Subsidiaries with respect to such Restricted Investment resulting from such sale, cancellation, liquidation or repayment (less any out-of-pocket costs incurred in connection with any such sale); plus

(iv) the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company’s balance sheet upon the conversion or exchange (other than by a Restricted Subsidiary of the Company) subsequent to the date of the Indenture of any such Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Equity Interests (other than Disqualified Stock) of the Company (less the amount of any cash, or the Fair Market Value of any other property (other than such Equity Interests), distributed by the Company upon such conversion or exchange and excluding the net cash proceeds from the conversion or exchange financed, directly or indirectly, using funds borrowed from the Company or any Restricted Subsidiary), together with the net proceeds, if any, received by the Company or any of its Restricted Subsidiaries upon such conversion or exchange; plus

(v) to the extent that any Unrestricted Subsidiary of the Company designated as such after the date of the Indenture is redesignated as a Restricted Subsidiary pursuant to the terms of the indenture or is merged or consolidated with or into, or transfers or otherwise disposes of all of substantially all of its properties or assets to or is liquidated into, the Company or a Restricted Subsidiary after the date of the Indenture, the lesser of, as of the date of such redesignation, merger, consolidation, transfer, disposition or liquidation, (A) the Fair Market Value of the Company’s Restricted Investment in such Subsidiary (or of the properties or assets disposed of, as applicable) as of the date of such redesignation, merger, consolidation, transfer, disposition or liquidation and (B) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the date of the Indenture; plus

(vi) the amount equal to the net reduction in Restricted Investments made since the date of the Indenture resulting from dividends, distributions, redemptions or repurchases, proceeds of sales or other dispositions thereof, interest payments, repayments of loans or advances, releases of guarantees or other transfers of assets (including transfers as a result of a merger or liquidation), in each case to the Company or any of its Restricted Subsidiaries from any Person (including, without limitation, Unrestricted Subsidiaries) in respect of Restricted Investments; plus

(vii) to the extent not included in clause (vi), any dividends received in cash by the Company or any of its Restricted Subsidiaries since the date of the Indenture from an Unrestricted Subsidiary, to the extent such dividends were not otherwise included in the Consolidated Net Income of the Company for such period.

The preceding provisions will not prohibit any of the following actions:

(1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of the indenture;

(2) the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net proceeds of Equity Interests for purposes of clause (c)(ii) of the preceding paragraph and will not be considered to be net cash proceeds from an Equity Offering for purposes of the “Optional Redemption” provisions of the indenture;

(3) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis (or a basis more favorable to the Company);

(4) the repurchase, redemption, defeasance, satisfaction and discharge or other acquisition or retirement for value of Indebtedness of the Company or any Guarantor that is contractually subordinated to the Notes or to any Guarantee or any Disqualified Stock of the Company out or with the net cash proceeds from a substantially concurrent incurrence of, or in exchange for, Permitted Refinancing Indebtedness;

(5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current or former officer, director or employee of the Company or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, equity option agreement, unitholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $10.0 million in any calendar year (with any portion of such $10.0 million amount that is unused in any calendar year to be carried forward to successive calendar years and added to such amount), plus (a) the cash proceeds received by the Company or any of its Restricted Subsidiaries from sales of Equity Interests of the Company to employees or directors of the Company that occur after the date of the Indenture (to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (c)(ii) of the preceding paragraph), plus (b) the cash proceeds of key man life insurance policies received by the Company or any of its Restricted Subsidiaries after the date of the Indenture, less (c) the amount of payments previously effected by using amounts specified in the foregoing clauses (a) and (b);

(6) loans or advances to employees of the Company or employees or directors of any Subsidiary of the Company, in each case as permitted by Section 402 of the Sarbanes-Oxley Act of 2002, the proceeds of which are used to purchase Capital Stock of the Company, or to refinance loans or advances made pursuant to this clause (6), in an aggregate amount not in excess of $2.0 million at any one time outstanding;

(7) the repurchase or other acquisition or retirement for value of Equity Interests deemed to occur upon the exercise, conversion or exchange of units or other equity options, warrants, incentives or other rights to acquire Equity Interests to the extent such Equity Interests represent a portion of the exercise, conversion or exchange price of those unit or other equity options or other rights and any repurchase or other acquisition or retirement for value of Equity Interests made in lieu of withholding taxes in connection with any exercise, conversion or exchange of units or other equity options, warrants, incentives or other rights to acquire Equity Interests;

(8) the repurchase, redemption or other acquisition or retirement for value of Equity Interests of the Company or any Restricted Subsidiary of the Company representing fractional units of such Equity Interests in connection with a merger or consolidation involving the Company or such Restricted Subsidiary or any other transaction permitted by the indenture;

(9) the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company or any Preferred Stock of any Restricted Subsidiary of the Company issued in accordance with the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(10) payments of cash, dividends, distributions, advances or other Restricted Payments by the Company or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional units upon (i) the exercise of options or warrants, incentives or other rights to acquire Equity Interests or (ii) the exercise, conversion or exchange of Equity Interests of any such Person;

(11) the purchase, redemption or other acquisition or retirement for value of Indebtedness that is subordinated or junior in right of payment to the Notes or any Guarantee at a purchase price not greater than (i) 101% of the principal amount of such subordinated or junior Indebtedness in the event of a Change of Control or (ii) 100% of the principal amount of such subordinated or junior Indebtedness in the event of an Asset Sale, in each case, plus accrued and unpaid interest thereon, in connection with any change of control offer or prepayment offer required by the terms of such Indebtedness, but only if:

(a) in the case of a Change of Control, the Company has first complied with and fully satisfied its obligations described under the caption “—Repurchase at the Option of Holders— Change of Control”; or

(b) in the case of an Asset Sale, the Company has complied with and fully satisfied its obligations in accordance with the covenant described under the caption “—Repurchase at the Option of Holders— Asset Sales”;

(12) repurchases or redemptions or other payments with respect to the Company’s senior subordinated debt securities issued and outstanding as of the date of the indenture; and

(13) any Restricted Payment, which when combined with the outstanding amount of all other Restricted Payments effected pursuant to this clause (13), does not exceed $100.0 million at any one time outstanding.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value, on the date of the Restricted Payment, of the Restricted Investment proposed to be made or the asset(s) or securities proposed to be transferred or issued by the Company or any of its Restricted Subsidiaries, as the case may be, pursuant to the Restricted Payment, except that the Fair Market Value of any non-cash dividend paid within 60 days after the date of declaration will be determined as of such date of declaration. The Fair Market Value of any Restricted Investment, assets or securities that are required to be valued by this covenant will be determined in accordance with the definition of that term. For purposes of determining compliance with this “Restricted Payments” covenant, in the event that a Restricted Payment (or payment or other transaction that, except for being a Permitted Investment or Permitted Payment, would constitute a Restricted Payment) meets the criteria of more than one of the categories of Restricted Payments described in the preceding clauses (1) through (13) of this covenant, or is permitted pursuant to the first paragraph of this covenant or is a Permitted Investment or Permitted Payment, the Company will be permitted to classify (or later classify or reclassify in whole or in part in its sole discretion) such Restricted Payment or other such transaction (or portion thereof) on the date made or later reclassify such Restricted Payment or other such transaction (or portion thereof) in any manner that complies with this covenant. “Permitted Payment” means any transaction expressly excluded from clauses (1), (2) and (3) of the first paragraph of this covenant.

For purposes of this covenant and the definition of “Permitted Investments,” a contribution, sale or incurrence will be deemed to be “substantially concurrent” if the related Restricted Payment or purchase, repurchase, redemption, defeasance, satisfaction and discharge, retirement or other acquisition for value or payment of principal or acquisition of assets or Capital Stock occurs no later than 180 days after such contribution, sale or incurrence.

Incurrence of Indebtedness and Issuance of Preferred Stock

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any Preferred Stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and any Guarantor may incur Indebtedness (including Acquired Debt) or issue Preferred Stock, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such Preferred Stock is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the Preferred Stock had been issued, as the case may be, at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness or issuances of Disqualified Stock or Preferred Stock, as applicable (collectively, “Permitted Debt”):

(1) the incurrence by the Company or any Restricted Subsidiary (whether as borrower or guarantor) of Indebtedness and letters of credit under one or more Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed the greatest of (i) $3.0 billion, (ii) the Borrowing Base and (iii) $500.0 million plus 30.0% of Adjusted Consolidated Net Tangible Assets determined on the date of such incurrence;

(2) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

(3) the incurrence by the Company and the Guarantors of Indebtedness represented by (a) the Old Notes that were issued on January 24, 2020; (b) the Exchange Notes issued pursuant to any registration rights agreement; and (c) any Guarantees;

(4) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Finance Lease Obligations, mortgage financings or purchase money obligations or other Indebtedness, in each case, incurred for the purpose of financing all or any part of the purchase price or other acquisition cost or cost of design, construction, installation, development, repair or improvement of property, plant or equipment used in the business of the Company or any of its Restricted Subsidiaries (together with improvements, additions, accessions and contractual rights relating primarily thereto), and any Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), in an aggregate principal amount, when taken together with the outstanding amount of all other Indebtedness or Permitted Refinancing Indebtedness incurred pursuant to this clause (4), not to exceed the greater of (a) $350.0 million and (b) 5.0% of Adjusted Consolidated Net Tangible Assets determined at the date of such incurrence;

(5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) or Disqualified Stock or Preferred Stock that was permitted by the indenture to be incurred under the first paragraph of this covenant or clause (2), (3), (5) or (15) of this paragraph;

(6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

(a) if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Company, or the Guarantee, in the case of a Guarantor; and

(b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of any Preferred Stock; provided, however, that:

(a) any subsequent issuance or transfer of Equity Interests that results in any such Preferred Stock being held by a Person other than the Company or a Restricted Subsidiary of the Company; and

(b) any sale or other transfer of any such Preferred Stock to a Person that is not either the Company or a Restricted Subsidiary of the Company, will be deemed, in each case, to constitute an issuance of such Preferred Stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations;

(9) the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed, and if the guarantee is by a Restricted Subsidiary that is not a Guarantor, the Indebtedness guaranteed could have otherwise been incurred by such Restricted Subsidiary under this covenant;

(10) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of self-insurance obligations or bid, plugging and abandonment, appeal, reimbursement, performance, surety and similar bonds and completion guarantees issued or provided by, or for the account of, the Company or a Restricted Subsidiary in the ordinary course of business and any guarantees or obligations with respect to letters of credit functioning as or supporting any of the foregoing bonds or obligations and workers’ compensation claims in the ordinary course of business;

(11) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;

(12) the incurrence by the Company or any of its Restricted Subsidiaries of in-kind obligations relating to net oil or natural gas balancing positions arising in the ordinary course of business;

(13) the incurrence of any obligation arising from agreements of the Company or any Restricted Subsidiary of the Company providing for indemnification, guarantees (other than guarantees of Indebtedness), adjustment of purchase price, holdbacks, earn outs or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or Capital Stock of a Restricted Subsidiary in a transaction permitted by the indenture, provided such obligation is not reflected on the face of the balance sheet of the Company or any Restricted Subsidiary;

(14) the pledge of (or a Guaranty limited in recourse solely to) Equity Interests in an Unrestricted Subsidiary or Joint Venture held by the Company or a Restricted Subsidiary to secure Indebtedness of such

Unrestricted Subsidiary or Joint Venture and solely to the extent such Indebtedness constitutes Non-Recourse Debt;

(15) the incurrence by the Company or its Restricted Subsidiaries of Permitted Acquisition Indebtedness;

(16) the incurrence by the Company or its Restricted Subsidiaries of Indebtedness consisting of the financing of insurance premiums in customary amounts consistent with the operations and business of the Company and the Restricted Subsidiaries; and

(17) the incurrence by the Company or any Restricted Subsidiary of additional Indebtedness or the issuance by the Company of any Disqualified Stock or by any Restricted Subsidiary of Preferred Stock in an aggregate principal amount, when taken together with the outstanding amount of all other Indebtedness incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (17), not to exceed the greater of (i) $350.0 million and (ii) 5.0% of Adjusted Consolidated Net Tangible Assets determined on the date of such incurrence or issuance.

Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness or Disqualified Stock or Preferred Stock but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness or Disqualified Stock or Preferred Stock. For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of Indebtedness or Disqualified Stock or Preferred Stock meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (17) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to divide, classify and reclassify such item of Indebtedness or Disqualified Stock or Preferred Stock on the date of its incurrence or issuance, or later redivide or reclassify all or a portion of such item of Indebtedness or Disqualified Stock or Preferred Stock, in any manner (including by dividing and classifying such item of Indebtedness or Disqualified Stock or Preferred Stock in more than one type of Indebtedness or Disqualified Stock or Preferred Stock permitted under such covenant) that complies with this covenant; provided that Indebtedness outstanding under Credit Facilities on the date of the indenture shall be considered incurred under clause (1) above and may not be reclassified.

The dollar equivalent principal amount of any Indebtedness denominated in a foreign currency and incurred pursuant to any dollar-denominated restriction on the incurrence of Indebtedness shall be calculated based on the relevant exchange rates in effect at the time of incurrence, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company and the Restricted Subsidiaries may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Permitted Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

The accrual of interest or Preferred Stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness or on the Notes in the form of additional Indebtedness with the same term and the payment of dividends on Preferred Stock or Disqualified Stock in the form of additional securities of the same class of Preferred Stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Preferred Stock or Disqualified Stock for purposes of this covenant; provided that the amount thereof is included in Fixed Charges of the Company as accrued to the extent required by the definition of such term. For purposes of this covenant, (i) the accrual of an obligation to pay a premium in respect of Indebtedness or Disqualified Stock or Preferred Stock arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Indebtedness or Disqualified Stock or Preferred Stock, and (ii) unrealized losses or charges in respect of Hedging Agreements (including those resulting from the application of FASB ASC Topic No. 815, Derivatives and Hedging) will, in the case of (i) or (ii), not be deemed to be an incurrence of Indebtedness or Disqualified Stock or Preferred Stock. Further, the accounting reclassification of any obligation or Disqualified Stock or Preferred Stock of the Company or any of its Restricted Subsidiaries as Indebtedness or Disqualified Stock or Preferred Stock will not be deemed an incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock for purposes of this covenant.

The “amount” or “principal amount” of any Indebtedness or Preferred Stock or Disqualified Stock outstanding at any time of determination as used herein shall be as set forth below or, if not set forth below, determined in accordance with GAAP:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount of the Indebtedness, in the case of any other Indebtedness;

(3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a) the Fair Market Value of such assets at the date of determination; and

(b) the amount of the Indebtedness of the other Person;

(4) in the case of any Finance Lease Obligation, the amount determined in accordance with the definition thereof;

(5) in the case of any Preferred Stock, (x) if other than Disqualified Stock, the greater of its voluntary or involuntary liquidation preference and its maximum fixed redemption price or repurchase price or (y) if Disqualified Stock, as specified in the definition thereof;

(6) in the case of any Interest Rate Agreements included in the definition of “Permitted Debt,” zero;

(7) in the case of all other unconditional obligations, the amount of the liability thereof determined in accordance with GAAP; and

(8) in the case of all other contingent obligations, the maximum liability at such date of such Person.

For purposes of determining any particular amount of Indebtedness, (i) guarantees of, or obligations in respect of letters of credit relating to, Indebtedness otherwise included in the determination of such amount shall not also be included and (ii) if obligations in respect of letters of credit are incurred pursuant to a Credit Facility and are being treated as incurred pursuant to clause (1) of the definition of “Permitted Debt” and the letters of credit relate to other Indebtedness, then the amount of such other Indebtedness equal to the face amount of such letters of credit shall not be included. If Indebtedness is secured by a letter of credit that serves only to secure such Indebtedness, then the total amount deemed incurred shall be equal to the greater of (x) the principal of such Indebtedness and (y) the amount that may be drawn under such letter of credit.

Liens

The Company will not and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness upon any of their property or assets, now owned or hereafter acquired, unless the Notes or any Guarantee of such Restricted Subsidiary, as applicable, are secured on an equal and ratable basis with the Indebtedness so secured (or, in the case of Indebtedness subordinated to the Notes or any

Guarantee, prior or senior thereto, with the same relative priority as the Notes or Guarantee shall have with respect to such subordinated Indebtedness) until such time as such Indebtedness is no longer secured by a Lien. Any Lien created for the benefit of the holders of the Notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the initial Lien, provided no Event of Default has occurred and is continuing at the time of such release and discharge.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries; provided that (i) the priority that any series of Preferred Stock of a Restricted Subsidiary has in receiving dividends or liquidating distributions before dividends or liquidating distributions are paid in respect of common stock of such Restricted Subsidiary shall not constitute a restriction on the ability to pay or make dividends or distributions on Capital Stock for purposes of this covenant and (ii) the subordination of indebtedness owed to the Company or any Restricted Subsidiary to other indebtedness incurred by any Restricted Subsidiary shall not be deemed a restriction on the ability to pay indebtedness;

(2) make loans or advances to the Company or any of its Restricted Subsidiaries (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(3) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements governing Existing Indebtedness and the Credit Agreement as in effect on the date of the indenture and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the indenture, as determined in good faith by the Company;

(2) the indenture, the Notes and the Guarantees;

(3) agreements governing other Indebtedness permitted to be incurred under the provisions of the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the restrictions therein are not materially more restrictive, taken as a whole, than those contained in the indenture, the Notes and the Guarantees or the Credit Agreement as in effect on the date of the indenture, as determined in good faith by the Company;

(4) applicable law, rule, regulation, order, approval, license, permit or similar restriction;

(5) any instrument governing Indebtedness or Capital Stock or other agreement of a Person acquired (including by merger or consolidation), or the assets of which are acquired, by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock or other agreement was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

(6) customary non-assignment provisions in Hydrocarbon purchase and sale or exchange agreements or similar operational agreements or in licenses, easements or leases, in each case, entered into in the ordinary course of business;

(7) purchase money obligations for property acquired in the ordinary course of business and Finance Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;

(8) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(9) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, as determined in good faith by the Company;

(10) Liens permitted to be incurred under the provisions of the covenant described above under the caption “—Certain Covenants—Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(11) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements, shareholders’ agreements, partnership agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment) entered into with the approval of the Board of Directors of the Company or in the ordinary course of business, which limitation is applicable only to the assets or property that is the subject of such agreements;

(12) any agreement or instrument relating to any property or assets acquired after the date of the indenture, so long as such encumbrance or restriction relates only to the property or assets so acquired and is not and was not created in anticipation of such acquisition;

(13) encumbrances or restrictions on cash, Cash Equivalents or other deposits or net worth requirements imposed by customers or lessors under contracts or leases entered into in the ordinary course of business;

(14) any Preferred Stock issued by a Restricted Subsidiary of the Company; provided that issuance of such Preferred Stock is permitted pursuant to the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” and the terms of such Preferred Stock do not expressly restrict the ability of a Restricted Subsidiary of the Company to pay dividends or make any other distributions on its Equity Interests (other than requirements to pay dividends or liquidation preferences on such Preferred Stock prior to paying any dividends or making any other distributions on such other Equity Interests);

(15) any encumbrance or restriction contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was incurred if (x) either (a) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant in such Indebtedness or agreement or (b) any such encumbrance or restriction will not materially affect the Company’s ability to make principal or interest payments on the Notes, as determined in good faith by the Company and (y) the encumbrance or restriction is not materially more disadvantageous to the Holders than is customary in comparable financings or agreements, as determined in good faith by the Company;

(16) Hedging Obligations permitted from time to time under the indenture;

(17) encumbrances and restrictions contained in contracts entered into in the ordinary course of business, not relating to any Indebtedness, and that do not, taken as a whole, detract from the value of, or from the ability of the Company and its Restricted Subsidiaries to realize the value of, property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary, as determined in good faith by the Company; provided that such encumbrances or restrictions will not materially affect the Company’s ability to make principal or interest payments on the Notes, as determined in good faith by the Company;

(18) customary encumbrances and restrictions contained in agreements of the types described in the definition of “Permitted Business Investments”; or

(19) any Permitted Investment.

In each case set forth above, notwithstanding any stated limitation on the assets or property that may be subject to such encumbrance or restriction, an encumbrance or restriction on a specified asset or property or group or type of assets or property may also apply to all improvements, additions, accessions and contractual rights relating primarily thereto and all proceeds thereof (including dividends, distributions and increases in respect thereof).

Merger, Consolidation or Sale of Assets

The Company will not, directly or indirectly: (x) consolidate or merge with or into another Person (whether or not the Company is the survivor), or (y) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person, unless:

(1) either: (a) the Company is the surviving Person; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided, however, that at any time such surviving Person is a limited liability company or limited partnership, there shall be a co-issuer of the Notes that is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made assumes all the obligations of the Company under the Notes and the indenture pursuant to a supplemental indenture or other agreement in a form reasonably satisfactory to the trustee;

(3) immediately after such transaction, no Default or Event of Default exists;

(4) immediately after giving effect to such transaction and any related financing transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, either (i) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” or (ii) the Fixed Charge Coverage Ratio of the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made, is equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately prior to such transaction; and

(5) the Company has delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or disposition and such supplemental indenture, if any, comply with the indenture.

Notwithstanding the restrictions described in the foregoing clauses (3), (4) or (5), (i) any Restricted Subsidiary of the Company may consolidate with or merge into the Company and (ii) the Company may consolidate with or merge into or dispose all or substantially all of its properties or assets to any Guarantor; and the Company, in the case of (i) or (ii), will not be required to comply with the preceding clauses (3), (4) or (5) in connection with any such consolidation, merger or disposition.

Notwithstanding the second preceding paragraph, the Company may reorganize as any other form of entity in accordance with the following procedures provided that:

(1) the reorganization involves the conversion (by merger, sale, contribution or exchange of assets or otherwise) of the Company into a form of entity other than a corporation formed under Delaware law;

(2) the entity so formed by or resulting from such reorganization is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(3) the entity so formed by or resulting from such reorganization assumes all the obligations of the Company under the Notes and the indenture pursuant to a supplemental indenture or other agreement in a form reasonably satisfactory to the trustee;

(4) immediately after such reorganization no Default (other than a Reporting Default) or Event of Default exists; and

(5) such reorganization is not materially adverse to the holders or Beneficial Owners of the notes (for purposes of this clause (5) a reorganization will not be considered materially adverse to the holders or Beneficial Owners of the notes solely because the successor or survivor of such reorganization (a) is subject to federal or state income taxation as an entity or (b) is considered to be an “includible corporation” of an affiliated group of corporations within the meaning of Section 1504(b) of the Code or any similar state or local law).

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties or assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties or assets of the Company.

Upon any consolidation or merger or any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties or assets of the Company in accordance with the foregoing in which the Company is not the surviving entity, the surviving Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, conveyance, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the indenture and the Notes with the same effect as if such surviving Person had been named as the Company in the indenture and the Notes, and thereafter (except in the case of a lease of all or substantially all of the Company’s properties or assets), the Company will be relieved of all obligations and covenants under the indenture and the Notes.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the properties or assets of a Person.

Transactions with Affiliates

The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”) involving aggregate consideration to or from the Company or a Restricted Subsidiary in excess of $10.0 million, unless:

(1) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person or, if, as determined in good faith by the Company, no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Company or the relevant Restricted Subsidiary from a financial point of view; and

(2) the Company delivers to the trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, an officers’ certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this covenant and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the members of the Board of Directors of the Company and by a majority of the disinterested members of the Board of Directors of the Company, if any.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

(2) transactions between or among the Company and/or its Restricted Subsidiaries;

(3) transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4) payment of reasonable and customary fees and reimbursement of expenses (pursuant to indemnity agreements or otherwise) of, or provision of directors’ and officers’ liability insurance, compensation, indemnification and other benefits to, officers, directors, employees or consultants of the Company or any of its Subsidiaries;

(5) any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company;

(6) any Restricted Payments or Permitted Investments or Permitted Payments that are permitted by the provisions of the indenture described above under the caption “—Certain Covenants—Restricted Payments”;

(7) transactions between the Company or any of its Restricted Subsidiaries and any Person that would not otherwise constitute an Affiliate Transaction except for the fact that one director of such other Person is also a director of the Company or such Restricted Subsidiary, as applicable; provided that such director abstains from voting as a director of the Company or such Restricted Subsidiary, as applicable, on any matter involving such other Person;

(8) any transaction in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the trustee a letter from an accounting, appraisal, advisory or investment banking firm of national standing stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or that such transaction meets the requirements of clause (1) of the preceding paragraph;

(9) (a) guarantees by the Company or any of its Restricted Subsidiaries of performance of obligations of the Company’s Unrestricted Subsidiaries in the ordinary course of business, except for guarantees of Indebtedness in respect of borrowed money, and (b) pledges by the Company or any Restricted Subsidiary of the Company of (or any guarantee by the Company or any Restricted Subsidiary limited in recourse solely to) Equity Interests in Unrestricted Subsidiaries for the benefit of lenders or other creditors of the Company’s Unrestricted Subsidiaries;

(10) transactions with Unrestricted Subsidiaries, customers, clients, suppliers or purchasers or sellers of goods or services, or lessors or lessees of property, in each case in the ordinary course of business and otherwise in compliance with the terms of the indenture which are, in the aggregate (taking into account all the costs and benefits associated with such transactions), not materially less favorable to the Company and its Restricted Subsidiaries than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated person or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party, in each case, as determined in good faith by the Company;

(11) transactions (other than purchases or sales of assets) effected in accordance with the terms of (a) any agreements with Affiliates of the Company pursuant to agreements in effect on the date of the indenture, (b) any amendment or replacement of any of such agreements or (c) any agreement entered into after the date of the indenture that is similar to any such agreements, so long as, in the case of clause (b) or (c), the terms of any such amendment or replacement agreement or future agreement, taken as a whole, are no less advantageous to the Company or no less favorable to the holders in any material respect than the agreement so amended or replaced or the similar such agreement, respectively, as determined in good faith by the Company;

(12) in the case of contracts for exploring for, producing, marketing, storing or otherwise handling Hydrocarbons, or activities or services reasonably related or ancillary thereto, or other operational contracts, any such contracts entered into in the ordinary course of business and otherwise in compliance with the terms of the indenture which are fair to the Company and its Restricted Subsidiaries, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party, in each case, as determined in good faith by the Company; and

(13) loans or advances to employees in the ordinary course of business not to exceed $2.0 million in the aggregate at any one time outstanding.

Additional Guarantees

If, after the date of the indenture, any Restricted Subsidiary of the Company that is not already a Guarantor guarantees or otherwise becomes an obligor with respect to any other Indebtedness of the Company or any Guarantor in excess of the De Minimis Guaranteed Amount, then such Restricted Subsidiary will become a Guarantor by executing a supplemental indenture and delivering it to the trustee within 20 Business Days of the date on which it guaranteed or became an obligor with respect to such Indebtedness; provided, however, that the preceding shall not apply to Subsidiaries of the Company that have properly been designated as Unrestricted Subsidiaries in accordance with the indenture for so long as they continue to constitute Unrestricted Subsidiaries. Notwithstanding the preceding, any Guarantee of a Restricted Subsidiary that was incurred pursuant to this paragraph shall be subject to all limitations and provisions described under the caption “Guarantees,” including providing for the release of such Guarantee.

Designation of Restricted and Unrestricted Subsidiaries

As of the date of this prospectus, all of the Subsidiaries of the Company are Restricted Subsidiaries.

The Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to either be an Investment made as a “Restricted Payment” as of the time of the designation that will reduce the amount available for Restricted Payments under the covenant described above under the caption “—Certain Covenants—Restricted Payments” or represent a Permitted Investment under one or more clauses of the definition of Permitted Investments, as determined in good faith by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Subsidiary so designated otherwise meets the definition of an Unrestricted Subsidiary.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Certain Covenants— Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” the Company will be in default of such covenant.

The Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” either as “Permitted Debt” or pursuant to the first paragraph of such covenant with the Fixed Charge Coverage Ratio calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (2) no Default or Event of Default would be in existence following such designation.

Reports

Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will furnish to the holders of Notes or cause the trustee to furnish to the holders of Notes (or file with the SEC for public availability), within the time periods specified in the SEC’s rules and regulations applicable to a non-accelerated filer, after giving effect to all applicable extensions and cure periods:

(1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual report only, a report on the Company’s consolidated financial statements by the Company’s certified independent accountants; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

The availability of the foregoing reports on the SEC’s EDGAR filing system will be deemed to satisfy the foregoing delivery requirements.

If the Company has designated as an Unrestricted Subsidiary any of its Subsidiaries that is a Significant Subsidiary (or that, taken together with other Unrestricted Subsidiaries, would be a Significant Subsidiary), then the quarterly and annual financial information required by the second preceding paragraph will include, to the extent material, a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

In the event that any direct or indirect parent company of the Company becomes a guarantor of the Notes, the indenture will permit the Company to satisfy its obligations under this covenant with respect to financial and other information relating to the Company by furnishing corresponding information relating to such parent company; provided that the same includes a reasonable summary of the differences between the information relating to such parent, on the one hand, and the information relating to the Company and its Restricted Subsidiaries on a standalone basis, on the other hand.

This covenant does not impose any duty on the Company under the Sarbanes Oxley Act of 2002 and the related SEC rules that would not otherwise be applicable.

Any and all Defaults or Events of Default arising from a failure to furnish or file in a timely manner a report or information required by this covenant shall be deemed cured (and the Company shall be deemed to be in compliance with this covenant) upon furnishing or filing such report or information as contemplated by this covenant (but without regard to the date on which such report or information is so furnished or filed); provided that such cure shall not otherwise affect the rights of the holders under “—Events of Defaults and Remedies” if the principal, interest and premium, if any, have been accelerated in accordance with the terms of the indenture and such acceleration has not been rescinded or cancelled prior to such cure.

In addition, for so long as the Notes remain outstanding, the Company will furnish to the holders and Beneficial Owners of the Notes and to securities analysts and prospective investors in the Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

The Company will be deemed to have furnished to the holders and Beneficial Owners of the Notes and to securities analysts and prospective investors the reports referred to in clauses (1) and (2) of the first paragraph of this covenant or the information referred to in the immediately preceding paragraph of this covenant if the Company has posted such reports or information on the Company Website. For purposes of this covenant, the term “Company Website” means the collection of web pages that may be accessed on the World Wide Web using the URL address http://www.rangeresources.com or such other address as the Company may from time to time maintain for public information.

Events of Default and Remedies

Each of the following is an “Event of Default”:

(1) default for 30 days in the payment when due of interest on the Notes;

(2) default in the payment when due (at Stated Maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

(3) failure by the Company for 30 days after written notice has been given, by certified mail, (1) to the Company by the trustee or (2) to the Company and the trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with its obligations to offer to repurchase or repurchase Notes described under the captions (a) “—Repurchase at the Option of Holders—Change of Control” or (b) “—Repurchase at the Option of Holders—Asset Sales”;

(4) failure by the Company to comply with the provisions described under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets”;

(5) failure by the Company for 180 days after written notice has been given, by certified mail, (1) to the Company by the trustee or (2) to the Company and the trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with the provisions described under “—Certain Covenants—Reports”;

(6) failure by the Company for 60 days after written notice has been given, by certified mail, (1) to the Company by the trustee or (2) to the Company and the trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with any of the other agreements in the indenture;

(7) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of the indenture, if that default:

(a) is caused by a failure to pay principal of, and interest and premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100.0 million or more; provided, however, if, prior to any acceleration of the Notes, (i) any such Payment Default is cured or waived, (ii) any such acceleration is rescinded, or (iii) such Indebtedness is repaid during the 60 day period commencing upon the end of any applicable grace period for such Payment Default or the occurrence of such acceleration, as the case may be, any Default or Event of Default (but not any acceleration of the Notes) caused by such Payment Default or acceleration shall be automatically rescinded, so long as such rescission does not conflict with any judgment, decree or applicable law;

(8) failure by the Company or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $100.0 million (to the extent not covered by insurance by a reputable and creditworthy insurer as to which the insurer has not disclaimed coverage), which judgments are not paid, discharged or stayed, for a period of 60 days;

(9) except as permitted by the indenture, any Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Guarantee, except, in each case, by reason of the release of such Guarantee in accordance with the indenture; and

(10) certain events of bankruptcy or insolvency described in the indenture with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, the outstanding principal of and accrued and unpaid interest, if any, on, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare the outstanding principal of and accrued and unpaid interest, if any, on, all outstanding Notes to be due and payable immediately.

Holders of the Notes may not enforce the indenture or the Notes except as provided in the indenture. Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding Notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal of, or interest or premium, if any, on, the Notes.

The holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the trustee may, on behalf of the holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture, if the rescission would not conflict with any judgment or decree, except a continuing Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the Notes.

The Company is required to deliver to the trustee annually an officers’ certificate regarding compliance with the indenture. Upon any Officer of the Company becoming aware of any Default or Event of Default, the Company is required to deliver to the trustee a statement specifying such Default or Event of Default within 30 days after such Officer becomes aware of the occurrence and continuance of such Default or Event of Default, unless such Default or Event of Default has been cured before the end of the 30-day period.

No Personal Liability of Directors, Officers, Employees and Stockholders

No past, present or future director, officer, partner, employee, incorporator, member, manager, stockholder, unitholder or other owner of the Capital Stock of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Legal Defeasance and Covenant Defeasance

The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an officers’ certificate, elect to have all of its obligations discharged with respect to the outstanding Notes and all obligations of the Guarantors discharged with respect to their Guarantees (“Legal Defeasance”) except for:

(1) the rights of holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on, such Notes when such payments are due from the trust referred to below;

(2) the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the trustee under the indenture, and the Company’s and the Guarantors’ obligations in connection therewith; and

(4) the Legal Defeasance provisions of the indenture.

In addition, the Company may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors released with respect to (x) all of the covenants that are described under “—Certain Covenants” and under “—Repurchase at the Option of Holders” (other than the covenant described in the first paragraph under “—Certain Covenants—Merger, Consolidation or Sale of Assets,” except to the extent described below), including the Company’s obligation to make Change of Control Offers and Asset Sale Offers, and (y) the limitations described in clause (4) of the first paragraph under “—Certain Covenants—Merger, Consolidation or Sale of Assets” (“Covenant Defeasance”) and thereafter any omission to comply with those covenants or limitations will not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, all Events of Default described under “—Events of Default and Remedies” (except those relating to payments on the Notes or bankruptcy or insolvency events as to the Company) will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Company must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, and interest and premium, if any, on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(2) in the case of Legal Defeasance, the Company must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that

(a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or

(b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Company must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) the Company must deliver to the trustee an officer’s certificate stating that no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings, all or a portion of which are to be applied to such deposit);

(5) the Company must deliver to the trustee an officer’s certificate stating that such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(6) the Company must deliver to the trustee an officers’ certificate stating that the deposit was not made by the Company with the intent of preferring the holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(7) the Company must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the indenture, the Notes or the Guarantees may be amended or supplemented with the consent of the holders of a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and any existing Default or Event of Default or compliance with any provision of the indenture, the Notes or the Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

Without the consent of each holder of Notes affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting holder):

(1) reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes (except provisions related to minimum required notice of optional redemption and those provisions relating to the covenants described above under the caption “—Repurchase at the Option of Holders”);

(3) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the Notes (except (i) a payment required by one of the covenants described above under the caption “—Repurchase at the Option of Holders” or (ii) a rescission of acceleration of the Notes by the holders of a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(5) make any Note payable in money other than that stated in the Notes;

(6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of, or interest or premium, if any, on, the Notes (other than a payment required by one of the covenants described above under the caption “—Repurchase at the Option of Holders”);

(7) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption “—Repurchase at the Option of Holders”);

(8) release any Guarantor from any of its obligations under its Guarantee or the indenture, except in accordance with the terms of the indenture; or

(9) make any change in the preceding amendment, supplement and waiver provisions.

Notwithstanding the preceding, without the consent of any holder of Notes, the Company, the Guarantors and the trustee may amend or supplement the indenture, the Notes or the Guarantees:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of the Company’s or a Guarantor’s obligations to holders of Notes and Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s properties or assets, as applicable;

(4) to make any change that would provide any additional rights or benefits to the holders of Notes or that does not adversely affect the legal rights under the indenture of any holder;

(5) to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(6) to conform the text of the indenture, the Notes or the Guarantees to any provision of the “Description of Notes” section of the Company’s offering memorandum dated as of January 9, 2020, relating to the initial issuance of the Old Notes, as specified by an officer’s certificate;

(7) to provide for the issuance of Additional Notes in accordance with the limitations set forth in the indenture as of the date of the indenture;

(8) to secure the Notes or the Guarantees pursuant to the requirements of the covenant described above under the subheading “—Certain Covenants—Liens” or otherwise;

(9) to evidence the release of any Guarantor from its Guarantee, as provided in the indenture, add any additional Guarantor or guarantee of the Notes;

(10) to evidence or provide for the acceptance of appointment under the indenture of a successor trustee; or

(11) to provide for the reorganization of the Company as any other form of entity in accordance with the third paragraph of “—Certain Covenants—Merger, Consolidation or Sale of Assets.”

The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment, supplement or waiver. After an amendment, supplement or waiver under the indenture requiring the approval of the holders becomes effective, the Company will mail to the holders a notice briefly describing the amendment, supplement or waiver. However, the failure to give such notice, or any defect in the notice, will not impair or affect the validity of the amendment, supplement or waiver.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder (except as to surviving rights of registration of transfer or exchange of the Notes and as otherwise specified in the indenture), when:

(1) either:

(a) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the trustee for cancellation; or

(b) all Notes that have not been delivered to the trustee for cancellation have become due and payable or will become due and payable within one year by reason of the mailing of a notice of redemption or otherwise and either the Company or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the trustee for cancellation for principal of, or interest or premium, if any, on, the Notes to the date of Stated Maturity or redemption (provided that with respect to any redemption with a redemption price requiring calculation of the Applicable Premium, the initial deposit may be based on a good faith estimate of the redemption price provided the Company agrees to fund any shortfall in such amount promptly upon calculation of such redemption price);

(2) the Company has paid or caused to be paid all other sums payable by the Company under the indenture; and

(3) if applicable, the Company has delivered irrevocable instructions to the trustee to apply the deposited money toward the payment of the Notes at Stated Maturity or on the redemption date, as the case may be.

In addition, the Company must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

U.S. Bank National Association is the trustee under the indenture.

If the trustee becomes a creditor of the Company or any Guarantor, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Trust Indenture Act) after a Default has occurred and is continuing it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.

The holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. In case an Event of Default has occurred and is continuing, the trustee is required, in the exercise of its powers, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of Notes, unless such holder has offered to the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense.

Governing Law

The indenture, the Notes and the Guarantees are governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry, Delivery and Form

The New Notes will be issued initially only in the form of one or more global notes (collectively, the “Global Notes”). The Global Notes will be deposited upon issuance with the trustee as custodian for DTC and registered in the name of DTC’s nominee, Cede & Co., in each case for credit to an account of a direct or indirect participant in DTC as described below. Beneficial interests in the Global Notes may be held through the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) (as indirect participants in DTC).

The Global Notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in registered, certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the Company that, pursuant to procedures established by it:

(1) upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the exchange agent with portions of the principal amount of the Global Notes; and

(2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Euroclear and Clearstream may hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their depositories, which are Euroclear Bank S.A./ N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

The laws of some jurisdictions may require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of beneficial interests in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Certificated Notes and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, the Company, the Guarantors and the trustee will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners of the Notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the Guarantors, the trustee nor any agent of the Company, the Guarantors or the trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised the Company that its current practice, at the due date of any payment in respect of securities such as the Notes, is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee, the Company or the Guarantors. Neither the Company, the Guarantors nor the trustee will be liable for any delay by DTC, its nominee or any Participant or Indirect Participant in identifying the beneficial owners of the Notes, and the Company, the Guarantors and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between the Participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

DTC has advised the Company that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for Certificated Notes, and to distribute such Notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Company, the Guarantors, the trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes in minimum denominations of $2,000 and in integral multiples of $1,000 in excess of $2,000, if:

(1) DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Note or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either event, the Company fails to appoint a successor depositary within 90 days;

(2) the Company, at its option but subject to DTC’s requirements, notifies the trustee in writing that they elect to cause the issuance of the Certificated Notes; or

(3) there has occurred and is continuing an Event of Default, and DTC notifies the trustee of its decision to exchange such Global Note for Certificated Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

Neither the Company, the Guarantors nor the trustee will be liable for any delay by DTC, its nominee or any Participant or Indirect Participant in identifying the beneficial owners of interests in Global Notes, and the Company, the Guarantors and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including, without limitation, with respect to the registration and delivery, and the respective principal amounts, of the Certificated Notes to be issued.

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note, except in the limited circumstances provided in the indenture.

Same-Day Settlement and Payment

The Company makes payments in respect of the Notes represented by the Global Notes (including principal, interest and premium, if any) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. The Company makes all payments of principal, interest and premium, if any, with respect to Certificated Notes in the manner described above under “—Methods of Receiving Payments on the Notes.” The Notes represented by the Global Notes are eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Certain Definitions

Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Assets” means:

(1) any assets used or useful in the Oil and Gas Business, other than Indebtedness or Capital Stock;

(2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or any of its Restricted Subsidiaries; or

(3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clause (2) or (3) is primarily engaged in the Oil and Gas Business.

“Adjusted Consolidated Net Tangible Assets” means (without duplication), as of the date of determination,

(1) the sum of:

(a) the discounted future net revenues from proved oil and natural gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any state or federal income taxes, as estimated in a reserve report prepared as of the end of either the Company’s most recently completed fiscal year (or, if such date of determination is within 45 days after the end of such most recently completed fiscal year and no reserve report as of the end of such fiscal year has at the time been prepared or audited by independent petroleum engineers, the Company’s second preceding fiscal year) or, at the Company’s option, the Company’s most recently completed fiscal quarter for which internal financial statements are available, as increased by, as of the date of determination, the estimated discounted future net revenues calculated in accordance with SEC guidelines from:

(i) estimated proved oil and natural gas reserves of the Company and its Restricted Subsidiaries acquired since the date of such year-end or quarterly reserve report, and

(ii) estimated proved oil and natural gas reserves of the Company and its Restricted Subsidiaries attributable to extensions, discoveries and other additions and upward revisions of estimates of proved oil and natural gas reserves (including previously estimated development costs incurred during the period and the accretion of discount since the prior period end) since the date of such year-end or quarterly reserve report due to exploration, development or exploitation, production or other activities which would, in accordance with standard industry practice, cause such revisions, and decreased by, as of the date of determination, the estimated discounted future net revenue attributable to:

(viii) estimated proved oil and natural gas reserves of the Company and its Restricted Subsidiaries reflected in such reserve report produced or disposed of since the date of such year-end or quarterly reserve report, and

(ix) reductions in estimated proved oil and natural gas reserves of the Company and its Restricted Subsidiaries reflected in such reserve report attributable to downward revisions of estimates of proved oil and natural gas reserves since such year-end or quarterly reserve report due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions;

in the case of the preceding clauses (i) through (iv), calculated on a pre-tax basis in accordance with SEC guidelines (utilizing the prices utilized in the Company’s year-end or quarterly reserve report, as applicable) and estimated by the Company’s petroleum engineers or, at the Company’s election, any independent petroleum engineers engaged by the Company for that purpose;

(b) the capitalized costs that are attributable to oil and natural gas properties of the Company and its Restricted Subsidiaries to which no proved oil and natural gas reserves are attributable, based on the Company’s books and records as of a date no earlier than the last day of the Company’s most recent quarterly or annual period for which internal financial statements are available;

(c) the Consolidated Net Working Capital of the Company and its Restricted Subsidiaries as of a date no earlier than the last day of the Company’s most recent quarterly or annual period for which internal financial statements are available; and

(d) the greater of:

(i) the net book value and

(ii) the appraised value, as estimated by independent appraisers, of other tangible assets (including Investments in unconsolidated Subsidiaries),

in each case, of the Company and its Restricted Subsidiaries as of a date no earlier than the last day of the date of the Company’s most recent quarterly or annual period for which internal financial statements are available; provided that if no such appraisal has been performed, the Company shall not be required to obtain such an appraisal and only clause (d)(i) of this definition shall apply, minus, to the extent not otherwise taken into account in the immediately preceding clause (1),

(2) the sum of

(a) minority interests,

(b) any net natural gas balancing liabilities of the Company and its Restricted Subsidiaries as of the last day of the Company’s most recent annual or quarterly period for which internal financial statements are available to the extent not deducted in calculating Consolidated Net Working Capital of the Company and its Restricted Subsidiaries in accordance with clause (1)(c) of this definition;

(c) to the extent included in clause (1)(a) above, the discounted future net revenues, calculated in accordance with SEC guidelines (utilizing the prices utilized in the Company’s year-end or quarterly reserve report), attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto, and

(d) the discounted future net revenues, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments that, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in clause (1)(a) above, would be necessary to fully satisfy the payment obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(1) 1.0% of the principal amount of the Note; or

(2) the excess of:

(a) the present value at such redemption date of (i) the redemption price of the Note at February 1, 2022 (such redemption price being set forth in the table appearing above under the caption “—Optional Redemption”) plus (ii) all required interest payments due on the Note through February 1, 2022 (in each case, excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), over

(b) the principal amount of the Note.

“as determined in good faith by the Company” means a determination made in good faith by the Board of Directors of the Company or any Officer of the Company involved in or otherwise familiar with the transaction for which such determination is being made, any such determination being conclusive for all purposes under the indenture.

“Asset Sale” means:

(1) the sale, lease (other than operating leases entered into in the ordinary course of business), conveyance or other disposition of any assets or rights by the Company or any of the Company’s Restricted Subsidiaries; and

(2) the issuance of Equity Interests by any of the Company’s Restricted Subsidiaries or the sale by the Company or any of the Company’s Restricted Subsidiaries of Equity Interests in any of the Company’s Subsidiaries (in either case other than Preferred Stock of any Restricted Subsidiary issued in compliance with the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” and directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

provided that, in the case of (1) or (2), the sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties or assets of the Company and its Subsidiaries (including by way of a merger or consolidation) will be governed by the provisions of the indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sales covenant.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) any single transaction or series of related transactions that involves assets or Equity Interests having a Fair Market Value of less than $25.0 million;

(2) a transfer of assets between or among the Company and its Restricted Subsidiaries;

(3) an issuance or sale of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;

(4) the sale, lease or other disposition of products, services, inventory or accounts receivable in the ordinary course of business and any sale or other disposition of surplus, damaged, worn-out or obsolete assets (including the abandonment or other disposition of intellectual property that is, in the reasonable judgment of the Company, no longer economically practicable to maintain or useful in the conduct of the business of the Company and its Restricted Subsidiaries taken as whole);

(5) the abandonment, farm-out, lease or sublease of developed or undeveloped oil or natural gas properties, or the forfeiture of such properties, owned or held by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(6) licenses and sublicenses by the Company or any of its Restricted Subsidiaries of software, intellectual property or other general intangibles in the ordinary course of business;

(7) any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims;

(8) the granting, creation or incurrence of Liens not prohibited by the covenant described above under the caption “—Certain Covenants—Liens” and dispositions in connection with such Liens and the exercise by any Person in whose favor such Lien is granted of any of its rights in respect of such Lien;

(9) the sale or other disposition of cash or Cash Equivalents or other financial instruments (other than Oil and Gas Hedging Contracts);

(10) a disposition of assets that constitutes (or results in by virtue of the consideration received for such disposition) either a Restricted Payment that does not violate the covenant described above under the caption “—Certain Covenants—Restricted Payments” or a Permitted Investment or a Permitted Payment;

(11) a sale or other disposition of Hydrocarbons or other mineral products in the ordinary course of business;

(12) an Asset Swap;

(13) dispositions of crude oil and natural gas properties (whether or not in the ordinary course of business); provided that at the time of any such disposition such properties do not have associated with them any proved reserves;

(14) any Production Payments and Reserve Sales; provided that any such Production Payments and Reserve Sales, other than incentive compensation programs on terms that are customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary, shall have been created, incurred, issued, assumed or guaranteed in connection with the financing of, and within 60 days after the acquisition of, the property that is subject thereto;

(15) the disposition of assets or Equity Interests received in settlement of debts owing to a Person as a result of foreclosure, perfection or enforcement of any Lien or debt, which debts were owing to such Person; and

(16) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary.

“Asset Swap” means any substantially contemporaneous (and in any event occurring within 180 days of each other) purchase and sale or exchange of any assets or properties used or useful in the Oil and Gas Business between the Company or any of its Restricted Subsidiaries and another Person; provided, that the Fair Market Value of the properties or assets traded or exchanged by the Company or such Restricted Subsidiary (together with any cash or Cash Equivalents) is reasonably equivalent to the Fair Market Value of the properties or assets (together with any cash or Cash Equivalents) to be received by the Company or such Restricted Subsidiary, and provided further, that any net cash or Cash Equivalents received must be applied in accordance with the provisions described above under the caption “—Repurchase at the Option of Holders—Asset Sales” if then in effect as if the Asset Swap were an Asset Sale.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Finance Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Finance Lease Obligation.”

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire within one year by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning. For purposes of this definition, a Person shall be deemed not to Beneficially Own securities that are the subject of a stock purchase agreement, merger agreement, amalgamation agreement, arrangement agreement or similar agreement until consummation of the transactions or, as applicable, series of related transactions contemplated thereby.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a limited partnership, the board of directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrowing Base” means the maximum amount determined or re-determined by the lenders under the Credit Agreement, having a lender group that includes one or more commercial financial institutions which engage in oil and gas reserve based lending in the ordinary course of their respective businesses, as the aggregate lending value to be ascribed to the Oil and Gas Properties of the Company and its Restricted Subsidiaries against which such lenders are prepared to provide loans, letters of credit or other Indebtedness to the Company and the Restricted Subsidiaries under the Credit Agreement, using their customary practices and standards for determining reserve based loans and which are generally applied by commercial lenders to borrowers in the Oil and Gas Business, as determined annually during each year and/or on such other occasions as may be provided for by the Credit Agreement, and which is based upon, inter alia, the review by such lenders of the hydrocarbon reserves, royalty interests and assets and liabilities of the Company and the Restricted Subsidiaries.

“Business Day” means any day other than a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities exercisable for, exchangeable for or convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of “A” or better from either S&P or Moody’s;

(4) certificates of deposit, demand deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million or that is a lender under the Credit Agreement;

(5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year after the date of acquisition;

(7) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition;

(8) with respect to any Subsidiary of the Company organized or operating outside the United States, investments denominated in local currency that are similar to the items specified in clauses (1) through (7) above; and

(9) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively, and in each case maturing within 24 months after the date of the creation thereof.

“Cash Management Obligations” means, with respect to any Person, any obligations of such Person to any lender in respect of treasury management arrangements, depositary or other cash management services, including any treasury management line of credit.

“Change of Control” means the occurrence of any of the following events:

(1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than any Subsidiary or Affiliate thereof, is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Company (measured by voting power rather than the number of shares), other than any such transaction in which the outstanding Voting Stock of the

Company is changed into or exchanged for Voting Stock of the surviving Person or any parent thereof that collectively represents at least 50% of the total outstanding Voting Stock (measured by voting power rather than the number of shares) of the surviving Person or such parent immediately following such transaction;

(2) the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person other than the Company or a Subsidiary; or

(3) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under “—Certain Covenants—Limitation on Mergers and Consolidations.”

Notwithstanding the foregoing, a Change of Control shall not be deemed to occur upon the consummation of any actions undertaken by the Company or any Restricted Subsidiary solely for the purpose of changing the legal structure of the Company or such Restricted Subsidiary.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Decline.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1) an amount equal to any extraordinary expenses or loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such expenses or losses were deducted in computing such Consolidated Net Income; plus

(2) provision for taxes based on income or profits (including state franchise taxes accounted for as income taxes in accordance with GAAP) of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(4) depreciation, depletion, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment, abandonment expense, non-cash equity based compensation expense and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion, amortization, impairment, abandonment expense and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; plus

(5) if such Person accounts for its oil and gas operations using successful efforts or a similar method of accounting, consolidated exploration expense of such Person and its Restricted Subsidiaries; minus

(6) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business; and minus

(7) to the extent increasing such Consolidated Net Income for such period, the sum of (a) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments and (b) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments, in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis determined in accordance with GAAP and without any reduction in respect of Preferred Stock dividends; provided that:

(1) the net income (or loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included, but only to the extent of, in the case of net income, the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person, or, in the case of net loss, the amount of cash that has been contributed by the specified Person or Restricted Subsidiary to fund such loss;

(2) the net income of any Restricted Subsidiary of such Person (other than a Guarantor) will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted, directly or indirectly, by operation of the terms of its charter, or any judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, partners or members or any other loan instrument, agreement or other contractual restriction;

(3) the cumulative effect of a change in accounting principles will be excluded;

(4) any gain (loss), net of taxes (less all fees and expenses relating thereto), realized upon the sale or other disposition of any property, plant or equipment of such Person or its consolidated Restricted Subsidiaries (including pursuant to any sale or leaseback transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person, together with any related provision for taxes on any such gain, will be excluded;

(5) to the extent deducted in the calculation of Consolidated Net Income, any non-cash or other charges relating to any premium or penalty paid, write off of deferred financing costs or other financial recapitalization charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity will be excluded;

(6) any “ceiling limitation” on oil and gas properties or other asset impairment writedowns on oil and gas properties or other non-current assets under GAAP or SEC guidelines will be excluded; and

(7) any unrealized non-cash gains or losses or charges in respect of Hedging Obligations (including those resulting from the application of FASB ASC 815) will be excluded.

“Consolidated Net Working Capital” means (a) all current assets of the Company and its Restricted Subsidiaries except current assets from Oil and Gas Hedging Contracts, less (b) all current liabilities of the Company and its Restricted Subsidiaries, except (i) current liabilities included in Indebtedness, (ii) current liabilities associated with future abandonment or asset retirement obligations relating to oil and natural gas properties and (iii) any current liabilities from Oil and Gas Hedging Contracts, in each case as set forth in the consolidated financial statements of the Company prepared in accordance with GAAP (excluding any adjustments made pursuant to FASB ASC 815).

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Credit Agreement” means the Sixth Amended and Restated Credit Agreement dated as of April 13, 2018 among the Company, the guarantors party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders and agents party thereto from time to time, as such agreement, in whole or in part, in one or more instances, as amended to date and as may hereafter be amended, renewed, extended, increased, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive renewals, extensions, increases, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing).

“Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement), commercial paper facilities, loan agreements or other financing agreements (other than bonds or debt securities)

the majority of the loans or commitments under which, collectively, as of the date of the closing of such facilities or agreements, are provided by commercial banks, by affiliates of commercial banks customarily engaging in making or providing commercial loans or other financing, or by governmental authorities, and which facilities or agreements provide for revolving loans, term loans, letters of credit or similar financing arrangements, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time with facilities or agreements that satisfy the above requirements.

“Customary Recourse Exceptions” means, with respect to any Non-Recourse Debt of an Unrestricted Subsidiary, exclusions from the exculpation provisions with respect to such Non-Recourse Debt for the voluntary bankruptcy of such Unrestricted Subsidiary, fraud, misapplication of cash, environmental claims, waste, willful destruction and other circumstances customarily excluded by lenders from exculpation provisions or included in separate indemnification agreements in non-recourse financings.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“De Minimis Guaranteed Amount” means a principal amount of Indebtedness that does not exceed $25.0 million.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock (other than in exchange for Capital Stock of the Company (other than Disqualified Stock)), in whole or in part, on or prior to the date that is 91 days after the earlier of (a) the date on which no Notes are outstanding and (b) the date on which the Notes mature; provided that only the portion of Capital Stock which is mandatorily redeemable or matures or is redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided further that any Capital Stock issued pursuant to any plan of the Company or any of its Affiliates for the benefit of one or more employees will not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or any of its Affiliates in order to satisfy applicable contractual, statutory or regulatory obligations. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if (x) the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments,” or (y) the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the Company’s purchase of the Notes as is required to be purchased pursuant to the provisions of the indenture. The amount (or principal amount) of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Equity Interests” of any Person means (1) any and all Capital Stock of such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such Capital Stock of such Person, but excluding from all of the foregoing any debt securities exercisable for, exchangeable for or convertible into Equity Interests, regardless of whether such debt securities include any right of participation with Equity Interests.

“Equity Offering” means a sale of Equity Interests of the Company (other than Disqualified Stock and other than to a Subsidiary of the Company) made for cash or any cash contribution to the capital of the Company in respect of Equity Interests (other than Disqualified Stock), in each case after the date of the indenture.

“Exchange Notes” means the Notes issued in an Exchange Offer pursuant to the indenture. Such term includes the New Notes contemplated in this prospectus.

“Exchange Offer” has the meaning set forth for such term in the applicable registration rights agreement.

“Existing Indebtedness” means all Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the indenture, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party.

“Finance Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a finance lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, with the amount of Indebtedness represented by such obligation being the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof being the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty. Notwithstanding the foregoing, any lease (whether entered into before or after the date of the indenture) that would have been classified as an operating lease pursuant to GAAP as in effect on the date of the indenture will be deemed not to represent a Finance Lease Obligation. For purposes of the covenant described above under the caption “—Certain Covenants— Liens,” a Finance Lease Obligation will be deemed to be secured by a Lien on the property being leased.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any four-quarter reference period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of Preferred Stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period (except that in making such computation, the amount of Indebtedness under any revolving Credit Facility outstanding on the date of such determination will be deemed to be (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such Credit Facility was outstanding or (ii) if such revolving Credit Facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such revolving Credit Facility to the date of such determination). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the average rate in effect from the beginning of such period to the Calculation Date had been the applicable rate for the entire period (taking into account any interest Hedging Obligation applicable to such Indebtedness, but if the remaining term of such interest Hedging Obligation is less than twelve months, then such interest Hedging Obligation shall only be taken into account for that portion of the period equal to the remaining term thereof). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of such Person, the interest rate shall be calculated by applying such option rate chosen by such Person. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as such Person may designate. Interest on any Indebtedness under a revolving Credit Facility will be calculated based upon the average daily balance of such Indebtedness during the applicable period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions or Investments that have been made, or contributions received, by the specified Person or any of its Restricted Subsidiaries, including through mergers, consolidations or otherwise (including acquisitions or Investments or contributions of assets used or useful in the Oil and Gas Business), or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such four-quarter reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period;

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses or Investments (or ownership interests therein) disposed of on or prior to the Calculation Date, will be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses or Investments (or ownership interests therein) disposed of on or prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4) any Person that is to be a Restricted Subsidiary of the specified Person immediately following the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter reference period;

(5) any Person that is not to be a Restricted Subsidiary of the specified Person immediately following the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter reference period;

(6) interest income reasonably anticipated by such Person to be received during the applicable four-quarter reference period from cash or Cash Equivalents held by such Person or any Restricted Subsidiary of such Person, which cash or Cash Equivalents exist on the Calculation Date or will exist as a result of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio, will be included; and

(7) if, since the beginning of such four-quarter reference period, any Person (that subsequently became a Restricted Subsidiary or was merged or consolidated with or into such Person or any of its Restricted Subsidiaries since the beginning of such four-quarter reference period) disposed of any operations or businesses or Investments (or ownership interests therein) or made any acquisition or Investment or received any contribution that would have required an adjustment pursuant to clause (1), (2) or (3) above if made by such Person or any of its Restricted Subsidiaries during such four-quarter reference period, Consolidated Cash Flow and Fixed Charges for such period will be calculated after giving pro forma effect thereto as if such disposition or acquisition, contribution or Investment had occurred on the first day of such four-quarter reference period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting Officer of the Company, which determination shall be conclusive for all purposes under the indenture; provided that such Officer may in such Officer’s discretion include any reasonably identifiable and factually supportable pro forma changes to Consolidated Cash Flow or Fixed Charges, including any pro forma expense and cost reductions or synergies that have occurred or are reasonably expected to occur within the 12 months immediately following the Calculation Date (regardless of whether those cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the SEC related thereto).

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense (less interest income) of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (excluding (i) any interest attributable to Dollar-Denominated Production Payments, (ii) write-off of deferred financing costs and (iii) accretion of interest charges on future plugging and abandonment obligations, future retirement benefits and other obligations that do not constitute Indebtedness, but including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of all payments associated with Finance Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings), and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest on Indebtedness of another Person (other than Non-Recourse Debt of any Unrestricted Subsidiary or Joint Venture incurred pursuant to clause (14) of the covenant described under the caption “Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”) that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon; plus

(4) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of such Person or any series of Preferred Stock of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of such Person (other than Disqualified Stock) or to such Person or a Restricted Subsidiary of such Person, in each case, on a consolidated basis and determined in accordance with GAAP.

“GAAP” means generally accepted accounting principles in the United States, which are in effect from time to time. All ratio computations based on GAAP contained in the indenture will be computed in conformity with GAAP.

“guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise). When used as a verb, “Guarantee” has a correlative meaning.

“Guarantee” means the guarantee by each Guarantor of the Company’s obligations under the indenture and the Notes, as provided in the indenture.

“Guarantors” means any Subsidiary of the Company that guarantees the Notes in accordance with the provisions of the indenture, and their respective successors and assigns, in each case, until the Guarantee of such Person has been released in accordance with the provisions of the indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under any (a) Interest Rate Agreement, (b) Oil and Gas Hedging Contract, or (c) other agreements or arrangements designed to protect such Person against or to manage exposure to fluctuations in currency exchange rates.

“Hydrocarbons” means oil, natural gas, casing head gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and Trade Payables), whether or not contingent:

(1) in respect of borrowed money;

(2) (a) evidenced by bonds, notes, debentures or similar instruments or (b) constituting letters of credit (or reimbursement agreements in respect thereof) (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1), (2)(a), (3), (4) or (6) of this definition) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

(3) in respect of bankers’ acceptances;

(4) representing Finance Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person (including, with respect to any Production Payment, any warranties or guarantees of production or payment by such Person with respect to such Production Payment, but excluding other contractual obligations of such Person with respect to such Production Payment). Subject to the preceding sentence, neither Dollar-Denominated Production Payments nor Volumetric Production Payments shall be deemed to be Indebtedness.

In addition, “Indebtedness” of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

(1) such Indebtedness is the obligation of a partnership that is a Joint Venture;

(2) such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a “Joint Venture General Partner”); and

(3) there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

(a) the lesser of (i) the net assets of the Joint Venture General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

(b) if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person,

if the Indebtedness is evidenced by a writing and is for a determinable amount and the related interest expense shall be included in Fixed Charges to the extent actually paid by such Person or its Restricted Subsidiaries.

Notwithstanding the foregoing, the following shall not in any event constitute “Indebtedness”:

(1) any indebtedness which has been defeased or discharged in accordance with GAAP or defeased or discharged pursuant to the deposit of cash or Cash Equivalents (in an amount sufficient to satisfy all such indebtedness at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens, and the other applicable terms of the instrument governing such indebtedness;

(2) any obligation of a Person in respect of a farm-in agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligations, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property;

(3) any unrealized losses or charges in respect of Interest Rate Agreements or Oil and Gas Hedging Contracts (including those resulting from the application of FASB ASC 815);

(4) all contracts and other obligations, agreements, instruments or arrangements described in clauses (10), (18) and (19) of the definition of “Permitted Liens”; and

(5) Cash Management Obligations.

“Interest Rate Agreement” means any interest rate swap agreement (whether from fixed to floating or from floating to fixed), interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in interest rates and is not for speculative purposes.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB-(or the equivalent) by S&P (or, if either such entity ceases to rate the Notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company as a replacement agency).

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees), advances or capital contributions, and purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP (excluding, in each case, (1) commission, travel and similar advances to officers and employees made in the ordinary course of business, (2) any interest in an oil or natural gas leasehold to the extent constituting a security under applicable law and (3) advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender, prepaid expenses or deposits and extensions of trade credit on commercially reasonable terms in accordance with normal trade practices). If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company (other than the sale of all of the outstanding Capital Stock of such Subsidiary), the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the penultimate paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The acquisition by the Company or any

Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” Except as otherwise provided in the indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value or write-ups, write-downs or write-offs with respect to such Investment.

“Joint Venture” means any Person that is not a direct or indirect Subsidiary of the Company in which the Company or any of its Restricted Subsidiaries makes any Investment.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of Fort Worth, Texas or the City of New York, New York are authorized by law, regulation or executive order to remain closed.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to the ratings business thereof.

“Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale but excluding any non-cash consideration deemed to be cash or Cash Equivalents for purposes of the “Asset Sales” provisions of the indenture), net of (i) the costs relating to such Asset Sale, including, without limitation, legal, title and recording expenses, accounting and investment banking fees, and sales commissions, (ii) distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale, (iii) any relocation expenses and severance and associated costs, expenses and charges of personnel relating to the assets subject to or incurred as a result of the Asset Sale, (iv) taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (v) amounts required to be applied to the repayment of Indebtedness (other than revolving credit Indebtedness under a Credit Facility that is secured by a Lien on the asset or assets that were the subject of such Asset Sale), and (vi) any reserve for adjustment or indemnification obligations in respect of the sale price of such asset or assets established in accordance with GAAP.

“Non-Recourse Debt” means, with respect to Indebtedness of any Unrestricted Subsidiary or Joint Venture, Indebtedness:

(1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support under any undertaking, agreement or instrument that would constitute Indebtedness or (b) is directly or indirectly liable as a guarantor or otherwise, except for Customary Recourse Exceptions and except by the pledge of (or a Guaranty limited in recourse solely to) the Equity Interests of such Unrestricted Subsidiary or Joint Venture; and

(2) as to which the lenders will not have any recourse to the Capital Stock or assets of the Company or any of its Restricted Subsidiaries (other than the Equity Interests of such Unrestricted Subsidiary or Joint Venture), except for Customary Recourse Exceptions.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Oil and Gas Business” means(i)the acquisition, exploration, development, production, operation and disposition of interests in oil, gas and other Hydrocarbon properties, (ii) the gathering, marketing, treating, processing, storage, selling and transporting of any production from such interests or properties, (iii) any business relating to exploration for or development, production, treatment, processing, storage, transportation or marketing of oil, gas and other minerals and products produced in association therewith and (iv) any activity that, as determined in good faith by the Company, arises from, relates to or is ancillary, complementary or incidental to or necessary or appropriate for the activities described in clauses (i) through (iii) of this definition.

“Oil and Gas Hedging Contracts” means any puts, cap transactions, floor transactions, collar transactions, forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement in respect of Hydrocarbons to be purchased, used, produced, processed or sold by the Company or any of its Restricted Subsidiary that are customary in the Oil and Gas Business and designed to protect against or manage price risks, basis risks or other risks encountered in the Oil and Gas Business and not for speculative purposes.

“Oil and Gas Properties” means all properties, including equity or other ownership interest therein, owned by such Person or any of its Restricted Subsidiaries which contain or are believed to contain “proved oil and gas reserves” as defined in Rule 4-10 of Regulation S-X of the Securities Act.

“Permitted Acquisition Indebtedness” means Indebtedness or Disqualified Stock or Preferred Stock of the Company or any of its Restricted Subsidiaries to the extent such Indebtedness or Disqualified Stock or Preferred Stock (i) was Indebtedness or Disqualified Stock or Preferred Stock of any other Person existing at the time (a) such Person became a Restricted Subsidiary of the Company or (b) such Person was merged or consolidated with or into the Company or any of its Restricted Subsidiaries, or (ii) is incurred in contemplation of the foregoing, provided that on the date such Person became a Restricted Subsidiary or the date such Person was merged or consolidated with or into the Company or any of its Restricted Subsidiaries, as applicable, either of:

(1) immediately after giving effect to such transaction and any related financing transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Company or such Person (if the Company is not the survivor in the transaction) would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Certain Covenants— Incurrence of Indebtedness and Issuance of Preferred Stock”; or

(2) immediately after giving effect to such transaction and any related financing transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Fixed Charge Coverage Ratio of the Company or such Person (if the Company is not the survivor in the transaction) is equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately prior to such transaction.

“Permitted Business Investments” means Investments made in the ordinary course of, or of a nature that is or shall have become customary in, the Oil and Gas Business as a means of actively exploiting, exploring for, acquiring, developing, processing, gathering, marketing or transporting oil and natural gas through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of Oil and Gas Business jointly with third parties, including, without limitation, (i) ownership interests in oil, natural gas, other Hydrocarbon properties or any interest therein or gathering, transportation, processing, storage or related systems, (ii) entry into and Investments and expenditures in the form of or pursuant to operating agreements, processing agreements, farm-in agreements, farm-out agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements and other similar or customary agreements, (iii) working interests, royalty interests, mineral leases, production sharing agreements, production sales and marketing agreements, oil or gas leases, overriding royalty agreements, net profits agreements, production payment agreements or royalty trust agreements, (iv) Investments of operating funds on behalf of co-owners of properties used in the Oil and Gas Business of the Company or its Restricted Subsidiaries pursuant to joint operating agreements, and (v) direct or indirect ownership interests in drilling rigs, fracturing units and other related equipment.

“Permitted Investments” means:

(1) any Investment in the Company (including, without limitation, through the purchase of any Notes) or in a Restricted Subsidiary of the Company;

(2) any Investment in cash and Cash Equivalents;

(3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of the Company; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its properties or assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale or Asset Swap that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”;

(5) any acquisition of assets or Capital Stock solely in exchange for the issuance of, or with or out of the net cash proceeds of the substantially concurrent (a) contribution (other than from a Restricted Subsidiary) to the equity capital of the Company in respect of, or (b) sale (other than to a Restricted Subsidiary) of, Equity Interests (other than Disqualified Stock) of the Company, provided that in each such case, the amount of such issuance, contribution or sale will be disregarded for purposes of clause (c)(ii) under the caption “—Certain Covenants—Restricted Payments”;

(6) any Investments received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (b) litigation, arbitration or other disputes;

(7) Investments represented by Hedging Obligations;

(8) Investments in any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other deposits made in the ordinary course of business by the Company or any of its Restricted Subsidiaries;

(9) relocation allowances for, and loans or advances to, officers, directors or employees made in the ordinary course of business of the Company or any Restricted Subsidiary of the Company;

(10) repurchases of the Notes or Guarantees;

(11) any guarantee of Indebtedness of (a) the Company or a Restricted Subsidiary or (b) any Person that is not an Affiliate of the Company, in each case permitted to be incurred by the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(12) any Investment existing on, or made pursuant to binding commitments existing on, the date of the indenture and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the date of the indenture; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the date of the indenture or (b) as otherwise permitted under the indenture;

(13) Investments acquired after the date of the indenture as a result of the acquisition by the Company or any Restricted Subsidiary of the Company of another Person, including by way of a merger or consolidation with or into the Company or any of its Restricted Subsidiaries in a transaction that is not prohibited by the covenant described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” after the date of the indenture to the extent that such Investments were not made in contemplation of such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(14) Permitted Business Investments;

(15) Investments received as a result of a foreclosure by, or other transfer of title to, the Company or any of its Restricted Subsidiaries with respect to any secured Investment in default;

(16) receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(17) Investments consisting of Oil and Gas Hedging Contracts or Interest Rate Agreements permitted under the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(18) Guarantees or other Investments arising from the incurrence of Indebtedness by the Company or any Restricted Subsidiary with respect to Indebtedness of any Unrestricted Subsidiary or Joint Venture permitted under clause (14) of the covenant described above under the caption “—Certain Covenants— Incurrence of Indebtedness and Issuance of Preferred Stock”;

(19) Guarantees of performance or other obligations (other than Indebtedness) arising in the ordinary course in the Oil and Gas Business, including obligations under oil and natural gas exploration, development, joint operating, and related agreements and licenses, concessions or operating leases related to the Oil and Gas Business;

(20) advances and prepayments for asset purchases in the ordinary course of business in the Oil and Gas Business of the Company or any Restricted Subsidiary; and

(21) any Investment in any Person having an aggregate Fair Market Value (measured on the date such Investment was made and without giving effect to subsequent changes in value) that, when taken together with the Fair Market Value (as so measured) of all other Investments made pursuant to this clause (21) that are at the time outstanding, that does not exceed the greater of (a) $350.0 million and (b) 5.0% of Adjusted Consolidated Net Tangible Assets determined at the time such Investment is made; provided, however, that if any Investment pursuant to this clause (21) is made in any Person that is not a Restricted Subsidiary of the Company at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Company after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (21) for so long as such Person continues to be a Restricted Subsidiary of the Company (unless the Company otherwise classifies such Investment in compliance with the indenture).

With respect to any Investment, the Company may, in its sole discretion, classify all or any portion of any Investment in one or more of the above clauses so that the entire Investment is a Permitted Investment.

“Permitted Liens” means:

(1) Liens on assets of the Company or any Restricted Subsidiary securing Indebtedness under Credit Facilities that was permitted by the terms of the indenture to be incurred pursuant to clause (1) of the second paragraph under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(2) Liens in favor of the Company or the Guarantors;

(3) Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens do not extend to any other property owned by such Person or any of its Restricted Subsidiaries;

(4) Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Subsidiary of the Company; provided that such Liens do not extend to any property other than that acquired;

(5) pledges or deposits or other Liens to secure the performance of statutory obligations, insurance, surety or appeal bonds, workers’ compensation, unemployment and similar obligations, bid, leases (including, without limitation, statutory and common law landlord’s liens), government contracts, plugging and abandonment obligations and performance bonds or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations);

(6) Liens securing Indebtedness represented by Finance Lease Obligations, mortgage financings or purchase money obligations or other Indebtedness, in each case, incurred for the purpose of financing all or any part of the purchase price or other acquisition cost or cost of design, construction, installation, development, repair or improvement of property, plant or equipment used in the business of the Company or any of its Restricted Subsidiaries and acquired or designed, constructed, installed, developed, repaired or improved in the ordinary course of business; provided that (a) such Liens are in favor of the seller or other transferor of such asset or property, in favor of the Person or Persons designing, constructing, installing, developing, repairing or improving such asset or property, or in favor of the Person or Persons that provided the funding for the acquisition, design, construction, installation, development, repair or improvement cost, as the case may be, of such asset or property, (b) such Liens are created no later than 360 days after the acquisition, design, construction, installation, development, repair or improvement, (c) the aggregate principal amount of the Indebtedness secured by such Liens is otherwise permitted to be incurred under the indenture and does not exceed the greater of (i) the cost of the asset or property so acquired, designed, constructed, installed, developed, repaired or improved plus related financing costs and (ii) the fair market value of the asset or property so acquired, designed, constructed, installed, developed, repaired or improved, measured at the date of such acquisition, or the date of completion of such design, construction, installation, development, repair or improvement plus related financing costs, and (d) such Liens are limited to the asset or property so acquired, designed, constructed, installed, developed, repaired or improved (together with improvements, additions, accessions and contractual rights relating primarily thereto and all proceeds thereof (including dividends, distributions and increases in respect thereof));

(7) Liens existing on the date of the indenture (other than Liens securing Indebtedness under the Credit Agreement);

(8) Liens created for the benefit of (or to secure) the Notes (or the Guarantees) or to secure other obligations under the indenture;

(9) Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any Joint Venture owned by the Company or any Restricted Subsidiary of the Company to the extent securing Non-Recourse Debt or other Indebtedness of such Unrestricted Subsidiary or Joint Venture;

(10) Liens on pipelines or pipeline facilities that arise by operation of law;

(11) Liens reserved in oil and natural gas mineral leases for bonus or rental payments and for compliance with the terms of such leases;

(12) Liens to secure any Indebtedness incurred to refinance or replace Indebtedness secured by any Lien described under clauses (3), (4), (6), (7), (8), (12) and (22) of this definition permitted to be incurred under the indenture; provided, however, that:

(a) the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x)the outstanding principal amount, or, if greater, committed amount, of the Indebtedness exchanged, renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such exchange, renewal, refunding, refinancing, replacement, defeasance or discharge;

(13) Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;

(14) filing of Uniform Commercial Code financing statements as a precautionary measure in connection with operating leases;

(15) bankers’ Liens, rights of setoff, rights of revocation, refund or chargeback with respect to money or instruments of the Company or any Restricted Subsidiary, Liens arising out of judgments or awards not constituting an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(16) Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(17) Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(18) Liens in respect of Production Payments and Reserve Sales; provided that such Liens are limited to the property that is subject to such Production Payments and Reserve Sales;

(19) Liens arising under oil and natural gas leases or subleases, overriding royalty interests, assignments, farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of Hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, joint venture agreements, partnership agreements, operating agreements, royalties, working interests, net profits interests, joint interest billing arrangements, participation agreements, production sales contracts, production payment agreements, royalty trust agreements, incentive compensation programs for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, licenses, sublicenses and other agreements which are customary in the Oil and Gas Business; provided, however, in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract;

(20) Liens to secure performance of Hedging Obligations of the Company or any of its Restricted Subsidiaries entered into in the ordinary course of business and not for speculative purposes;

(21) Liens arising under the indenture in favor of the trustee for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Indebtedness permitted to be incurred under the indenture; provided, however, that such Liens are solely for the benefit of the trustees, agents or representatives in their capacities as such and not for the benefit of the holders of such Indebtedness;

(22) any Lien incurred by the Company or any Restricted Subsidiary of the Company with respect to Indebtedness in aggregate principal amount that, when taken together with the aggregate principal amount of all other Indebtedness secured by Liens incurred pursuant to this clause (22) then outstanding, together with all other then outstanding Indebtedness secured by Liens incurred pursuant to clause (12) of this definition that had previously refinanced or replaced Indebtedness secured by Liens incurred under this clause (22), does not exceed the greater of (a) $350.0 million and (b) 5% of Adjusted Consolidated Net Tangible Assets determined at the time such Lien is incurred;

(23) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company or the Restricted Subsidiaries;

(24) any Lien arising by reason of:

(a) taxes, assessments or governmental charges or claims that are not yet delinquent or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision as will be required in conformity with GAAP will have been made therefor,

(b) good faith deposits in connection with tenders, leases and contracts (other than contracts for the payment of Indebtedness),

(c) survey exceptions, zoning restrictions, easements, licenses, reservations, title defects, rights of others for rights of way, utilities, sewers, electric lines, telephone or telegraph lines, and other similar purposes, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, Liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the Company or the Restricted Subsidiaries or the value of such property for the purpose of such business,

(d) operation of law or contract in favor of mechanics, carriers, warehousemen, landlords, materialmen, laborers, employees, suppliers and similar persons, incurred in the ordinary course of business, to the extent such Liens relate only to the tangible property of the lessee which is located on such property, for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof; if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof, or

(e) normal depository or cash-management arrangements with banks; and

(25) Liens on any specific property or any interest therein, construction thereon or improvement thereto to secure all or any part of the costs incurred for surveying, exploration, drilling, extraction, development, operation, production, construction, alteration, repair or improvement of, in, from, under or on such property and the plugging and abandonment of wells located thereon (it being understood that, in the case of oil and gas producing properties, or any interest therein, costs incurred for development and production shall include costs incurred for all facilities relating to such properties or to projects, ventures or other arrangements of which such properties form a part or which relate to such properties or interests and costs incurred for processing, gathering, marketing, refining and storage of such production), in each case that do not secure Indebtedness for borrowed money.

In each case set forth above, notwithstanding any stated limitation on the assets that may be subject to such Lien, a Permitted Lien on a specified asset or group or type of assets shall also include any Lien on all improvements, additions, accessions and contractual rights relating primarily thereto and all proceeds thereof (including dividends, distributions and increases in respect thereof).

“Permitted Refinancing Indebtedness” means any Indebtedness or Disqualified Stock or Preferred Stock of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness or Disqualified Stock or Preferred Stock of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness or Disqualified Stock or Preferred Stock exchanged, renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and all accrued dividends on the Disqualified Stock or Preferred Stock and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date that is either (a) no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness or Disqualified Stock or Preferred Stock being exchanged, renewed, refunded, refinanced, replaced, defeased or discharged or (b) more than 90 days after the final maturity date of the Notes;

(3) if the Indebtedness being exchanged, renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes or the Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or the Guarantees, as applicable, on terms at least as favorable to the holders of Notes as those contained in the documentation governing (or shall be Capital Stock of the obligor on) the Indebtedness being exchanged, renewed, refunded, refinanced, replaced, defeased or discharged, as determined in good faith by the Company;

(4) such Indebtedness is not incurred by a Restricted Subsidiary of the Company (other than a Guarantor) if the Company or a Guarantor is the issuer or other obligor on the Indebtedness being exchanged, renewed, refunded, refinanced, replaced, defeased or discharged;

(5) if any Preferred Stock being exchanged, renewed, refunded, refinanced, replaced, defeased or discharged was Disqualified Stock of the Company, the Permitted Refinancing Indebtedness shall be Disqualified Stock of the Company; and

(6) if any Preferred Stock being exchanged, renewed, refunded, refinanced, replaced, defeased or discharged was Preferred Stock of a Restricted Subsidiary, the Permitted Refinancing Indebtedness shall be Preferred Stock of such Restricted Subsidiary.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other similar Equity Interests (however designated) of such Person whether outstanding or issued after the date of the indenture.

“Production Payments” means Dollar-Denominated Production Payments and Volumetric Production Payments, collectively.

“Production Payments and Reserve Sales” means the grant or transfer by the Company or any of its Restricted Subsidiaries to any Person of a royalty, overriding royalty, net profits interest, Production Payment, partnership or other interest in oil and gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists or other providers of technical services to the Company or any of its Restricted Subsidiaries.

“Rating Agency” means

(1) each of Moody’s and S&P; and

(2) if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by us as a replacement rating agency for Moody’s or S&P, or both, as the case may be.

“Rating Date” means the earlier of the date of public notice of (i) the occurrence of a Change of Control or (ii) our intention to effect a Change of Control.

“Rating Decline” shall be deemed to have occurred if, no later than 30 days after the Rating Date (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies and the other Rating Agency has either downgraded, or publicly announced that it is considering downgrading, the Notes), each of the Rating Agencies decreases its rating of the Notes to a rating that is below its rating of the Notes on the day immediately prior to the earlier of (i) the date of the first public announcement of the possibility of a proposed transaction that would result in a Change of Control or (ii) the date that the possibility of such transaction is disclosed to either of the Rating Agencies. Notwithstanding the foregoing, if the Notes have an Investment Grade Rating by each of the Rating Agencies immediately prior to the Rating Date, then “Rating Decline” means a decrease in the ratings of the Notes by one or more gradations (including gradations within categories as well as between rating categories) by each of the Rating Agencies such that the rating of the Notes by each of the Rating Agencies falls below an Investment Grade Rating no later than 30 days after the Rating Date (which 30-day period will be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies and the other Rating Agency has either downgraded, or publicly announced that it is considering downgrading, the Notes).

“Reporting Default” means a Default described in clause (5) under “—Events of Default and Remedies.”

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. Except where expressly stated otherwise, all references to Restricted Subsidiaries refer to Restricted Subsidiaries of the Company.

“S&P” means Standard & Poor’s Ratings Services and any successor to the ratings business thereof.

“SEC” means the Securities and Exchange Commission.

“Senior Debt” means

(1) all Indebtedness of the Company or any of its Restricted Subsidiaries outstanding under Credit Facilities and all obligations under Hedging Obligations with respect thereto;

(2) any other Indebtedness of the Company or any of its Restricted Subsidiaries permitted to be incurred under the terms of the indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any Guarantee; and

(3) all Obligations with respect to the items listed in the preceding clauses (1) and (2). Notwithstanding anything to the contrary in the preceding sentence, Senior Debt will not include:

(4) any intercompany Indebtedness of the Company or any of its Restricted Subsidiaries to the Company or any Affiliate;

(5) any Indebtedness that is incurred in violation of the indenture; or

(6) any Capital Stock.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the indenture.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of its Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, or (b) such Person or any Subsidiary of such Person is the sole or controlling general partner or manager or managing member of, or otherwise controls, such entity.

“Trade Payables” means, as to any Person, (a) accounts payable or other obligations of such Person created or assumed by such Person in the ordinary course of business in connection with the obtaining of goods or services and (b) obligations arising under contracts for the exploration, development, drilling, completion and plugging and abandonment of wells or for the construction, repair or maintenance of related infrastructure or facilities.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of the most recently issued United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to February 1, 2022; provided, however, that if the period from the redemption date to February 1, 2022, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. The Company will (a) calculate the Treasury Rate on the second Business Day preceding the applicable redemption date and (b) prior to such redemption date file with the trustee an officers’ certificate setting forth the Applicable Premium and the Treasury Rate and showing the calculation of each in reasonable detail.

“Unrestricted Subsidiary” means any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) that is designated (or deemed designated) by the Company as an Unrestricted Subsidiary pursuant to an officers’ certificate, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt owing to any Person other than the Company or any of its Restricted Subsidiaries (other than any guarantee of the Notes or the Guarantees or any Indebtedness that would be released upon such designation);

(2) except as permitted by the covenant described above under the caption “—Certain Covenants— Transactions with Affiliates,” is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding, together with the terms of all other agreements, contracts, arrangements and understandings with such Unrestricted Subsidiary, taken as a whole, are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company, as determined in good faith by the Company;

(3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition; and

(4) has not guaranteed or otherwise become an obligor on any Indebtedness of the Company or any of its Restricted Subsidiaries, except to the extent such guarantee or obligation would be released upon such designation and except for (x) any Non-Recourse Debt with respect to which the Company or any Restricted Subsidiary has pledged (or provided a Guaranty limited in recourse solely to) Equity Interests in such Subsidiary or (y) any guarantee of the Notes and the Guarantees, except, in the case of (1), (2), (3) or (4), for any such Indebtedness that is subject to a guarantee by or other obligation of, or any agreement, contract, arrangement or understanding with, or any equity subscription or credit support obligation of, the Company or Restricted Subsidiary that constitutes an Investment in such Subsidiary that has been effected as a Restricted Payment or Permitted Investment that complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments.”

All Subsidiaries of an Unrestricted Subsidiary shall also be Unrestricted Subsidiaries.

“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of Capital Stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person; provided that with respect to a limited partnership or other entity which does not have a Board of Directors, Voting Stock means the Capital Stock of the general partner of such limited partnership or other business entity with the ultimate authority to manage the business and operations of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness (or Disqualified Stock or Preferred Stock) at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal or (with respect to Preferred Stock) redemption or similar payment, including payment at final maturity, in respect of the Indebtedness (or Disqualified Stock or Preferred Stock), by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness (or Disqualified Stock or Preferred Stock).

“Wholly Owned Restricted Subsidiary” means a Restricted Subsidiary all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or another Wholly Owned Restricted Subsidiary.

PLAN OF DISTRIBUTION

You may transfer New Notes issued under the Exchange Offer in exchange for the Old Notes if:

•	you acquire the New Notes in the ordinary course of your business;

•

you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of such New Notes in violation of the provisions of the Securities Act; and

•	you are not our “affiliate” (within the meaning of Rule 405 under the Securities Act).

Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer in exchange for Old Notes that were acquired by such broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities.

If you wish to receive New Notes for your Old Notes in the Exchange Offer, you will be required to make representations to us as described in “Exchange Offer—Purpose and Effect of the Exchange Offer” and Exchange Offer—Your Representations to Us” in this prospectus and in the letter of transmittal. In addition, if you are a broker-dealer who receives New Notes for your own account in exchange for Old Notes that were acquired by you as a result of market-making activities or other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale by you of such New Notes.

We will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time on one or more transactions in any of the following ways:

•	in the over-the-counter market;

•	in negotiated transactions;

•	through the writing of options on the New Notes or a combination of such methods of resale;

•	at market prices prevailing at the time of resale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes.

Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer in exchange for Old Notes that were acquired by such broker-dealer as a result of market-making or other trading activities may be deemed to be an “underwriter” within the meaning of the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. We agreed to permit the use of this prospectus for a period of up to 180 days after the completion of the Exchange Offer by such broker-dealers to satisfy this prospectus delivery requirement. Furthermore, we agree to amend or supplement this prospectus during such period if so requested in order to expedite or facilitate the disposition of any New Notes by broker-dealers.

We have agreed to pay all expenses incident to the Exchange Offer other than fees and expenses of counsel to the holders and brokerage commissions and transfer taxes, if any, and will indemnify the holders of the Old Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of the material U.S. federal income tax consequences relevant to the exchange of Old Notes for New Notes, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which may be subject to change at any time by legislative, judicial or administrative action. These changes may be applied retroactively in a manner that could adversely affect a holder of New Notes. We cannot assure you that the Internal Revenue Service will not challenge one or more of the tax consequences described in this discussion, and we have not obtained, nor do we intend to obtain, a ruling from the Internal Revenue Service or an opinion of counsel with respect to the U.S. federal income tax consequences described herein. Some holders, including financial institutions, insurance companies, regulated investment companies, tax-exempt organizations, dealers in securities or currencies, persons whose functional currency is not the U.S. dollar or persons who hold the notes as part of a hedge, conversion transaction, straddle or other risk reduction transaction may be subject to special rules not discussed below.

We recommend that each holder consult its own tax advisor as to the particular tax consequences of exchanging such holder’s Old Notes for New Notes, including the applicability and effect of any foreign, state, local or other tax laws or U.S. federal estate or gift tax considerations.

We believe that the exchange of Old Notes for New Notes will not be an exchange or otherwise a taxable event to a holder for U.S. federal income tax purposes. Accordingly, a holder will not recognize gain or loss upon receipt of a New Note in exchange for an Old Note in the exchange, and the holder’s basis and holding period in the New Note will be the same as its basis and holding period in the corresponding Old Note immediately before the exchange.

LEGAL MATTERS

The validity of the New Notes offered in this Exchange Offer will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas.

EXPERTS

The consolidated financial statements of Range Resources Corporation appearing in Range Resources Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2019, and the effectiveness of Range Resources Corporation’s internal control over financial reporting as of December 31, 2019 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The estimates of proved oil and gas reserves for Range Resources Corporation incorporated by reference herein were based on internally prepared reserve estimates. Wright & Company, Inc., an independent petroleum engineering firm, audited approximately 90% of Range Resources Corporation’s proved reserves as of December 31, 2019. The reserve information has been so incorporated in reliance upon the authority of said firm as experts in such matters.

ANNEX A

LETTER OF TRANSMITTAL

TO TENDER

OLD 9.250% SENIOR NOTES DUE 2026

OF

RANGE RESOURCES CORPORATION

PURSUANT TO THE EXCHANGE OFFER AND PROSPECTUS

DATED                , 2020

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON , 2020 (THE “EXPIRATION DATE”), UNLESS THE EXCHANGE OFFER IS EXTENDED BY THE ISSUER.

The Exchange Agent for the Exchange Offer is:

U.S. BANK NATIONAL ASSOCIATION

By Registered, Certified or Regular Mail or by Overnight Delivery:

U.S. Bank National Association

Global Corporate Trust Services

Attn: Specialized Finance

111 Fillmore Ave. East

EP-MN-WS-2N

St. Paul, MN 55107

By Telephone:

(800) 934-6802

Attn: Specialized Finance

If you wish to exchange old 9.250% Senior Notes due 2026 for an equal aggregate principal amount at maturity of new 9.250% Senior Notes due 2026 pursuant to the Exchange Offer, you must validly tender (and not withdraw) Old Notes to the Exchange Agent prior to the Expiration Date.

The undersigned hereby acknowledges receipt and review of the prospectus, dated                , 2020 (the “Prospectus”), of Range Resources Corporation (the “Issuer”), and this letter of transmittal (the “Letter of Transmittal”), which together describe the Issuer’s offer (the “Exchange Offer”) to exchange its 9.250% Senior Notes due 2026 (the “New Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of its issued and outstanding 9.250% Senior Notes due 2026 (the “Old Notes”). Capitalized terms used but not defined herein have the respective meaning given to them in the Prospectus.

The Issuer reserves the right, at any time or from time to time, to extend the Exchange Offer at its discretion, in which event the term “Expiration Date” shall mean the latest time and date to which the Exchange Offer is extended. The Issuer shall notify the Exchange Agent and each registered holder of the Old Notes of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

This Letter of Transmittal is to be used by holders of the Old Notes. Tender of Old Notes is to be made according to the Automated Tender Offer Program (“ATOP”) of the Depository Trust Company (“DTC”)

pursuant to the procedures set forth in the prospectus under the caption “Exchange Offer—Procedures for Tendering.” DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent’s DTC account. DTC will then send a computer generated message known as an “agent’s message” to the Exchange Agent for its acceptance. For you to validly tender your Old Notes in the Exchange Offer the Exchange Agent must receive prior to the Expiration Date, an agent’s message under the ATOP procedures that confirms that:

•	DTC has received your instructions to tender your Old Notes; and

•	you agree to be bound by the terms of this Letter of Transmittal.

BY USING THE ATOP PROCEDURES TO TENDER OLD NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

1. By tendering Old Notes in the Exchange Offer, you acknowledge receipt of the Prospectus and this Letter of Transmittal.

2. By tendering Old Notes in the Exchange Offer, you represent and warrant that you have full authority to tender the Old Notes described above and will, upon request, execute and deliver any additional documents deemed by the Issuer to be necessary or desirable to complete the tender of Old Notes.

3. You understand that the tender of the Old Notes pursuant to all of the procedures set forth in the Prospectus will constitute an agreement between you and the Issuer as to the terms and conditions set forth in the Prospectus.

4. By tendering Old Notes in the Exchange Offer, you acknowledge that the Exchange Offer is being made in reliance upon interpretations contained in no-action letters issued to third parties by the staff of the Securities and Exchange Commission (the “SEC”), including Exxon Capital Holdings Corp., SEC No-Action Letter (available April 13, 1988), Morgan Stanley & Co., Inc., SEC No-Action Letter (available June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993), that the New Notes issued in exchange for the Old Notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof without compliance with the registration and prospectus delivery provisions of the Securities Act (other than a broker-dealer who purchased Old Notes exchanged for such New Notes directly from the Issuer to resell pursuant to Rule 144A or any other available exemption under the Securities Act and any such holder that is an “affiliate” of the Issuer within the meaning of Rule 405 under the Securities Act), provided that such New Notes are acquired in the ordinary course of such holders’ business and such holders are not participating in, and have no arrangement with any other person to participate in, the distribution of such New Notes.

5. By tendering Old Notes in the Exchange Offer, you hereby represent and warrant that:

(a)	the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of you, whether or not you are the holder;

(b)	you have not engaged in and do not intend to engage in the distribution of the New Notes;

(c)	you have no arrangement or understanding with any person to participate in the distribution of Old Notes or New Notes within the meaning of the Securities Act;

(d)	you are not an “affiliate,” as such term is defined under Rule 405 promulgated under the Securities Act, of the Issuer; and

(e)

if you are a broker-dealer, that you will receive the New Notes for your own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities and that you acknowledge that you will deliver a prospectus (or, to the extent permitted by law, make available a prospectus) in connection with any resale of such New Notes.

You may, if you are unable to make all of the representations and warranties contained in Item 5 above and as otherwise permitted in the Registration Rights Agreement (as defined below), elect to have your Old Notes registered in the shelf registration statement described in the Registration Rights Agreements, dated January 24, 2020 and September 1, 2020 (the “Registration Rights Agreement”), by and among the Issuer, the subsidiary guarantors named therein and the Initial Purchasers (as defined therein). Such election may be made by notifying the Issuer in writing at 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76012, Attention: David P.

Poole, Senior Vice President – General Counsel and Corporate Secretary. By making such election, you agree, as a holder of Old Notes participating in a shelf registration, to indemnify and hold harmless the Issuer, each of the directors of the Issuer, each of the officers of the Issuer who signs such shelf registration statement, each person who controls the Issuer within the meaning of either the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the respective officers, directors, partners, employees, representatives and agents of each such person, from and against any and all losses, claims, damages or liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any shelf registration statement or prospectus, or in any supplement thereto or amendment thereof, or caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; but only with respect to information relating to you furnished in writing by or on behalf of you expressly for use in a shelf registration statement, a prospectus or any amendments or supplements thereto. Any such indemnification shall be governed by the terms and subject to the conditions set forth in the Registration Rights Agreement, including, without limitation, the provisions regarding notice, retention of counsel, contribution and payment of expenses set forth therein. The above summary of the indemnification provision of the Registration Rights Agreement is not intended to be exhaustive and is qualified in its entirety by the Registration Rights Agreement.

6. If you are a broker-dealer that will receive New Notes for your own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, you acknowledge by tendering Old Notes in the Exchange Offer, that you will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act.

7. If you are a broker-dealer and Old Notes held for your own account were not acquired as a result of market-making or other trading activities, such Old Notes cannot be exchanged pursuant to the Exchange Offer.

8. Any of your obligations hereunder shall be binding upon your successors, assigns, executors, administrators, trustees in bankruptcy and legal and personal representatives.

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1. Book-Entry Confirmations.

Any confirmation of a book-entry transfer to the Exchange Agent’s account at DTC of Old Notes tendered by book-entry transfer (a “Book-Entry Confirmation”), as well as Agent’s Message and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date.

2. Partial Tenders.

Tenders of Old Notes will be accepted only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The entire principal amount of Old Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise communicated to the Exchange Agent. If the entire principal amount of all Old Notes is not tendered, then Old Notes for the principal amount of Old Notes not tendered and New Notes issued in exchange for any Old Notes accepted will be delivered to the holder via the facilities of DTC promptly after the Old Notes are accepted for exchange.

3. Validity of Tenders.

All questions as to the validity, form, eligibility (including time of receipt), acceptance, and withdrawal of tendered Old Notes will be determined by the Issuer, in its sole discretion, which determination will be final and binding. The Issuer reserves the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of counsel for the Issuer, be unlawful. The Issuer also reserves the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any Old Notes. The Issuer’s interpretation of the terms and conditions of the Exchange Offer (including the instructions on the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Issuers shall determine. Although the Issuer intends to notify holders of defects or irregularities with respect to tenders of Old Notes, neither the Issuer, the Exchange Agent, nor any other person shall be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, promptly following the Expiration Date.

4. Waiver of Conditions.

The Issuer reserves the absolute right to waive, in whole or part, up to the expiration of the Exchange Offer, any of the conditions to the Exchange Offer set forth in the Prospectus or in this Letter of Transmittal.

5. No Conditional Tender.

No alternative, conditional, irregular or contingent tender of Old Notes will be accepted.

6. Request for Assistance or Additional Copies.

Requests for assistance or for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent at the address or telephone number set forth on the cover page of this Letter of Transmittal. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

7. Withdrawal.

Tenders may be withdrawn only pursuant to the limited withdrawal rights set forth in the Prospectus under the caption “Exchange Offer—Withdrawal of Tenders.”

8. No Guarantee of Late Delivery.

There is no procedure for guarantee of late delivery in the Exchange Offer.

IMPORTANT: BY USING THE ATOP PROCEDURES TO TENDER OLD NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

Range Resources Corporation

Offer to Exchange

Any or All

9.250% Senior Notes due 2026

That Have Not Been Registered Under

The Securities Act of 1933

For

9.250% Senior Notes due 2026

That Have Been Registered Under

The Securities Act of 1933

This prospectus refers to important business and financial information about Range Resources Corporation that is not included or delivered with this prospectus. Such information is available without charge to holders of Old Notes upon written or oral request made to the office of Range Resources Corporation, 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102, Attention: Investor Relations, Telephone: (817) 870-2601. To obtain timely delivery of any requested information, holders of Old Notes must make any request no later than                 , 2020 which is five business days prior to the expiration of the Exchange Offer.

Dealer Prospectus Delivery Obligation

Until                , all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. This prospectus does not offer to sell or ask for offers to buy any securities other than those to which this prospectus relates and it does not constitute an offer to sell or ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities. The information contained in this prospectus is current only as of its date.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 18-108 of the Delaware Limited Liability Company Act (the “DLLCA”) provides that, subject to such standards and restrictions in its limited liability company agreement, if any, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The preceding discussion of Section 145 of the DGCL and Section 18-108 of the DLLCA is not intended to be exhaustive and is qualified in its entirety by the reference to Section 145 of the DGCL and Section 18-108 of the DLLCA.

Indemnification of the officers and directors of the Company

The Company’s Amended and Restated Bylaws and Restated Certificate of Incorporation, as amended, each provide that the Company will indemnify and hold harmless to the fullest extent authorized by law each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, whether brought or threatened by or in the right of the Company or by any other person, governmental authority or instrumentality, by reason of the fact that such person, or another person of whom such first person is the legal representative, (a) is or was a director, officer or employee of the Company or (b) while a director, officer or employee of the Company, is or was serving at the request of the Company as a director, officer, trustee, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or any other entity or enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee of the Company or in any other capacity while serving as a director, officer, trustee, employee or agent. Such indemnification continues as to a person who has ceased to be a director, officer, employee or agent and inures to the benefit of his or her heirs, executors and administrators.

In addition, as permitted by the DGCL, the Restated Certificate of Incorporation provides that directors of the Company will have no personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director’s duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which a director derived an improper personal benefit.

The preceding discussion of the Company’s Amended and Restated Bylaws and Restated Certificate of Incorporation, as amended, is not intended to be exhaustive and is qualified in its entirety by the reference to the Company’s Amended and Restated Bylaws and Restated Certificate of Incorporation, as amended.

The Company has entered into indemnification agreements with its directors and executive officers, and intends to enter into indemnification agreements with any new directors and executive officers in the future. Pursuant to such agreements, the Company will, to the extent permitted by applicable law, indemnify such persons against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were directors or officers of the Company or assumed certain responsibilities at the direction of the Company. The preceding discussion of the Company’s indemnification agreements is not intended to be exhaustive and is qualified in its entirety by reference to such indemnification agreements.

Indemnification of members, managers and officers of Range Production Company, LLC

The Company Agreement of Range Production Company, LLC provides that the company will indemnify and hold each member, each manager and each officer appointed by its board harmless for and from all assessments, costs, damages, expenses, fines, judgments, liabilities, losses, penalties, and reasonable attorney’s and paralegal’s fees and disbursements incurred by the member, the manager or the officer by reason of any act or omission performed or omitted by the member, the manager or the officer on behalf of the company; provided, however, a member, manager or officer will not be indemnified by the company for any of the foregoing resulting from the member’s, the manager’s or the officer’s fraud, gross negligence, willful misconduct, or intentional breach of any provision of the Company Agreement.

The Company Agreement of Range Production Company, LLC also provides that no member or manager is liable to any other member or the company for any act or omission made in good faith relating to the member’s or the manager’s status as a member or manager, or in the course of the performance of the member’s or the manager’s right and obligations under the Company Agreement; provided, however, that a member or manager is liable to other members or the company for damages caused by any act or omission resulting from the member’s or the manager’s fraud, gross negligence, willful misconduct, or intentional breach of any provision of the Company Agreement.

The preceding discussion of Range Production Company, LLC’s Company Agreement is not intended to be exhaustive and is qualified in its entirety by the reference to the Company Agreement.

Indemnification of members, managers and officers of Range Resources–Appalachia, LLC

The Amended and Restated Company Agreement of Range Resources–Appalachia, LLC provides that the company will indemnify and hold each member, each manager and each officer appointed by its board harmless for and from all assessments, costs, damages, expenses, fines, judgments, liabilities, losses, penalties, and reasonable attorney’s and paralegal’s fees and disbursements incurred by the member, the manager or the officer by reason of any act or omission performed or omitted by the member, the manager or the officer on behalf of the company; provided, however, a member, manager or officer will not be indemnified by the company for any of the foregoing resulting from the member’s, the manager’s or the officer’s fraud, gross negligence, willful misconduct, or intentional breach of any provision of the Amended and Restated Company Agreement.

The Amended and Restated Company Agreement of Range Resources–Appalachia, LLC also provides that no member or manager is liable to any other member or the company for any act or omission made in good faith relating to the member’s or the manager’s status as a member or manager, or in the course of the performance of the member’s or the manager’s right and obligations under the Amended and Restated Company Agreement; provided, however, that a member or manager is liable to other members or the company for damages caused by any act or omission resulting from the member’s or the manager’s fraud, gross negligence, willful misconduct, or intentional breach of any provision of the Amended and Restated Company Agreement.

The preceding discussion of Range Resources–Appalachia, LLC’s Amended and Restated Company Agreement is not intended to be exhaustive and is qualified in its entirety by the reference to the Amended and Restated Company Agreement.

Indemnification of directors and officers of Range Resources–Louisiana, Inc.

The Amended and Restated Bylaws of Range Resources–Louisiana, Inc. provide that the company will indemnify and hold harmless to the fullest extent authorized by law each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, whether brought or threatened by or in the right of the company or by any other person, governmental authority or instrumentality, by reason of the fact that such person, or another person of whom such first person is the legal representative, (a) is or was a director, officer or employee of the company or (b) while a director, officer or employee of the company, is or was serving at the request of the company as a director, officer, trustee, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or any other entity or enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee of the company or in any other capacity while serving as a director, officer, trustee, employee or agent at the request of the company. Such indemnification continues as to a person who has ceased to be a director, officer, employee or agent and inures to the benefit of such person’s heirs, executors and administrators.

The Amended and Restated Certificate of Incorporation of Range Resources–Louisiana, Inc. provides that no director will be personally liable to the company or its stockholder for monetary damages for any breach of fiduciary duty by such director as a director, except for liability (1) for a breach of the director’s duty of loyalty to the company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Each person who is or was a director or officer of the company, and each person who serves or served at the request of the company as a director or officer of another enterprise, will be indemnified by the company in accordance with, and to the fullest extent authorized by, the DGCL as it may be in effect from time to time.

The preceding discussion of Range Resources–Louisiana, Inc.’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws is not intended to be exhaustive and is qualified in its entirety by the reference to the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws.

Indemnification of members, managers and officers of Range Resources–Midcontinent, LLC

The Amended and Restated Company Agreement of Range Resources–Midcontinent, LLC provides that the company will indemnify and hold each member, each manager and each officer appointed by its board harmless for and from all assessments, costs, damages, expenses, fines, judgments, liabilities, losses, penalties, and reasonable attorney’s and paralegal’s fees and disbursements incurred by the member, the manager or the officer by reason of any act or omission performed or omitted by the member, the manager or the officer on behalf of the company; provided, however, a member, manager or officer will not be indemnified by the company for any of the foregoing resulting from the member’s, the manager’s or the officer’s fraud, gross negligence, willful misconduct, or intentional breach of any provision of the Amended and Restated Company Agreement.

The Amended and Restated Company Agreement of Range Resources–Midcontinent, LLC also provides that no member or manager is liable to any other member or the company for any act or omission made in good faith relating to the member’s or the manager’s status as a member or manager, or in the course of the performance of the member’s or the manager’s right and obligations under the Amended and Restated Company Agreement; provided, however, that a member or manager is liable to other members or the company for damages caused by any act or omission resulting from the member’s or the manager’s fraud, gross negligence, willful misconduct, or intentional breach of any provision of the Amended and Restated Company Agreement.

The preceding discussion of Range Resources–Midcontinent, LLC’s Amended and Restated Company Agreement is not intended to be exhaustive and is qualified in its entirety by the reference to the Amended and Restated Company Agreement.

Indemnification of directors and officers of Range Resources–Pine Mountain, Inc.

The Certificate of Incorporation and Amended and Restated Bylaws of Range Resources–Pine Mountain, Inc. each provide that the company will indemnify and hold harmless to the fullest extent authorized by the DGCL each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, whether by or in the right of the company, by reason of the fact that such person (a) is or was a director, officer, employee or agent of the company or (b) while a director, officer, employee or agent of the company, is or was serving or has agreed to serve at the request of the company as a director, officer, employee or agent in any capacity, any corporation, limited liability company, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent of the company or in any other capacity while serving as a director, officer, employee or agent. Such indemnification continues as to a person who has ceased to be a director, officer, employee or agent and inures to the benefit of such person’s heirs, executors and administrators.

The Certificate of Incorporation of Range Resources–Pine Mountain, Inc. provides that to the fullest extent permitted by the applicable law, a director of the company will not be liable to the company or its stockholders for monetary damages for breach of fiduciary duty as a director.

The preceding discussion of Range Resources–Pine Mountain, Inc.’s Certificate of Incorporation and Amended and Restated Bylaws is not intended to be exhaustive and is qualified in its entirety by the reference to the Certificate of Incorporation and Amended and Restated Bylaws.

Indemnification of members, managers and officers of Range Louisiana Operating, LLC

The Amended and Restated Company Agreement of Range Louisiana Operating, LLC provides that the company will indemnify and hold each member, each manager and each officer appointed by its board harmless for and from all assessments, costs, damages, expenses, fines, judgments, liabilities, losses, penalties, and reasonable attorney’s and paralegal’s fees and disbursements incurred by the member, the manager or the officer by reason of any act or omission performed or omitted by the member, the manager or the officer on behalf of the company; provided, however, a member, manager or officer will not be indemnified by the company for any of the foregoing resulting from the member’s, the manager’s or the officer’s fraud, gross negligence, willful misconduct, or intentional breach of any provision of the Amended and Restated Company Agreement.

The Amended and Restated Company Agreement of Range Louisiana Operating, LLC also provides that no member or manager is liable to any other member or the company for any act or omission made in good faith relating to the member’s or the manager’s status as a member or manager, or in the course of the performance of the member’s or the manager’s right and obligations under the Amended and Restated Company Agreement; provided, however, that a member or manager is liable to other members or the company for damages caused by any act or omission resulting from the member’s or the manager’s fraud, gross negligence, willful misconduct, or intentional breach of any provision of the Amended and Restated Company Agreement.

The preceding discussion of Range Louisiana Operating, LLC’s Amended and Restated Company Agreement is not intended to be exhaustive and is qualified in its entirety by the reference to the Amended and Restated Company Agreement.

Item 21.	Exhibits and Financial Statement Schedules.

Exhibit Number	Description

3.1	Restated Certificate of Incorporation of Range Resources Corporation (incorporated by reference to Exhibit 3.1.1 to our Form 10-Q (File No. 001-12209) as filed with the SEC on May 5, 2004) as amended by the Certificate of First Amendment to Restated Certificate of Incorporation of Range Resources Corporation (incorporated by reference to Exhibit 3.1 to our Form 10-Q (File No. 001-12209) as filed with the SEC on July 28, 2005 and the Certificate of Second Amendment to the Restated Certificate of Incorporation of Range Resources Corporation (incorporated by reference to Exhibit 3.1 to our Form 10-Q (File No. 001-12209) as filed with the SEC on July 24, 2008)

3.2	Amended and Restated By-laws of Range (incorporated by reference to Exhibit 3.1 to our Form 8-K (File No. 001-12209) as filed with the SEC on May 19, 2016)

4.1	Form of 9.25% Senior Notes due 2026 (incorporated by reference to Exhibit 4.3 on our Form 8-K (File No. 001-12209) as filed with the SEC on January 24, 2020)

4.2	Indenture dated January 24, 2020 among Range Resources Corporation, as issuer, the Subsidiary Guarantors (as defined therein) as guarantors and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 on our Form 8-K (File No. 001-12209) as filed with the SEC on January 24, 2020)

4.3	Registration Rights Agreement, dated January 24, 2020, among Range Resources Corporation, the subsidiary guarantors named therein and the Initial Purchasers (as defined therein) (incorporated by reference to Exhibit 4.2 on our Form 8-K (File No. 001-12209) as filed with the SEC on January 24, 2020)

4.4	Registration Rights Agreement, dated September 1, 2020, among Range Resources Corporation, the subsidiary guarantors named therein and the Initial Purchasers (as defined therein) (incorporated by reference to Exhibit 4.2 on our Form 8-K (File No. 001-12209) as filed with the SEC on September 1, 2020)

5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of Wright & Company Inc., independent consulting engineers

23.3*	Consent of Vinson & Elkins L.L.P. (included as part of Exhibit 5.1 hereto).

24.1*	Power of Attorney (included on the signature pages of this Registration Statement).

25.1*	Statement of Eligibility on Form T-1 of U.S. Bank National Association.

*	Filed or furnished as an exhibit to this Registration Statement on Form S-4.

Item 22.	Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants, we have been advised that, in the opinion of the Securities and

Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement, or any material change to such information in this registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if such registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

That, for the purpose of determining liability of such registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of such registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(b) any free writing prospectus relating to the offering prepared by or on behalf of such registrant or used or referred to by the undersigned registrants;

(c) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of such registrant; and

(d) any other communication that is an offer in the offering made by such registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to, and meeting the requirements of, Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

To respond to requests for information that are incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on November 5, 2020.

RANGE RESOURCES CORPORATION

By:	/s/ Jeffrey L. Ventura
Name:	Jeffrey L. Ventura
Title:	Chief Executive Officer and President

Each person whose signature appears below appoints Jeffrey L. Ventura, David P. Poole and Dori A. Ginn, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities on November 5, 2020.

Name	Title (Position with Range Resources Corporation)

/s/ Jeffrey L. Ventura Jeffrey L. Ventura	Chief Executive Officer, President and Director (Principal Executive Officer)

/s/ Mark S. Scucchi Mark S. Scucchi	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Dori A. Ginn Dori A. Ginn	Senior Vice President, Controller and Principal Accounting Officer (Principal Accounting Officer)

/s/ Brenda A. Cline Brenda A. Cline	Director

/s/ Margaret K. Dorman Margaret K. Dorman	Director

/s/ James M. Funk James M. Funk	Director

/s/ Steven D. Gray Steven D. Gray	Director

Name	Title (Position with Range Resources Corporation)

/s/ Greg G. Maxwell Greg G. Maxwell	Chairman of the Board

/s/ Steffen E. Palko Steffen E. Palko	Director

Pursuant to the requirements of the Securities Act, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on November 5, 2020.

RANGE PRODUCTION COMPANY, LLC
RANGE RESOURCES—APPALACHIA, LLC
RANGE RESOURCES—MIDCONTINENT, LLC
RANGE LOUISIANA OPERATING, LLC

By:	/s/ Jeffrey L. Ventura
Name:	Jeffrey L. Ventura
Title:	Chief Executive Officer and President

Each person whose signature appears below appoints Jeffrey L. Ventura, David P. Poole and Dori A. Ginn, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in- fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities on November 5, 2020.

Name	Title

/s/ Jeffrey L. Ventura Jeffrey L. Ventura	Chief Executive Officer, President and Manager (Principal Executive Officer)

/s/ Mark S. Scucchi Mark S. Scucchi	Senior Vice President—Chief Financial Officer and Treasurer, and Manager (Principal Financial Officer)

/s/ Dori A. Ginn Dori A. Ginn	Senior Vice President—Controller; Principal Accounting Officer (Principal Accounting Officer)

/s/ Dennis L. Degner Dennis L. Degner	Manager

Pursuant to the requirements of the Securities Act, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on November 5, 2020.

RANGE RESOURCES—LOUISIANA, INC
RANGE RESOURCES—PINE MOUNTAIN, INC.

By:	/s/ Jeffrey L. Ventura
Name:	Jeffrey L. Ventura
Title:	Chief Executive Officer and President

Each person whose signature appears below appoints Jeffrey L. Ventura, David P. Poole and Dori A. Ginn, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in- fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities on November 5, 2020.

Name	Title

/s/ Jeffrey L. Ventura Jeffrey L. Ventura	Chief Executive Officer, President and Director (Principal Executive Officer)

/s/ Mark S. Scucchi Mark S. Scucchi	Senior Vice President—Chief Financial Officer and Treasurer, and Director (Principal Financial Officer)

/s/ Dori A. Ginn Dori A. Ginn	Senior Vice President—Controller; Principal Accounting Officer (Principal Accounting Officer)

/s/ Dennis L. Degner Dennis L. Degner	Director